Exhibit 10.9

EXECUTION VERSION

INLAND TERRITORY, L.L.C.

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of December 27, 2012

LIMITED LIABILITY COMPANY AGREEMENT

OF

INLAND TERRITORY, L.L.C.,

a Delaware limited liability company

THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) dated as of December 27, 2012 (the “Effective Date”) is made by and between Inland Territory Member, L.L.C., a Delaware limited liability company (“Inland”); and Centennial Centre, L.L.C., a Nevada limited liability company, Eastern — Beltway, Ltd., a Nevada limited liability company, Centennial Gateway, LLC, a Nevada limited liability company, and Retail Development Partners, LLC, a Nevada limited liability company (each an “Investor” and together the “Investors”).

Preliminary Statements

WHEREAS, certain of the Investors and Inland Real Estate Acquisitions, Inc., an Illinois corporation (“Acquisition”) entered into that certain Agreement of Purchase and Sale and Contribution Agreement, dated October 17, 2012 (the “Purchase and Contribution Agreement”), providing for the contribution by such Investors of certain real property therein described to a newly formed single purpose entity in exchange for a non-managing membership interest in such entity;

WHEREAS, Acquisition and Centennial Gateway, LLC entered into that certain Agreement of Purchase and Sale, dated October 17, 2012 (the “Purchase and Sale Agreement”), providing for the transfer by Centennial Gateway of certain real property therein described to a newly formed single purpose entity in exchange for a non-managing membership interest in such entity;

WHEREAS, it is a requirement of the Purchase and Contribution Agreement and the Purchase and Sale Agreement that some or all of the Investors enter into this Agreement; and

WHEREAS, the parties hereto now desire to enter into this Limited Liability Company Agreement in order to (i) reflect the admission of the Members as the sole Members of the Company, (ii) establish the manner in which the business and affairs of the Company shall be managed and (iii) determine the respective rights, duties and obligations of the Members with respect to the Company and each other.

NOW THEREFORE, the parties hereto, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, hereby agree as follows:

ARTICLE I

DEFINED TERMS

The following terms shall have the following meanings when used herein:

Adjusted Capital Account Deficit: With respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments: (i) credit to such Capital Account any amount that such Member is obligated to restore pursuant to any provision of this Agreement, is otherwise treated as being obligated to restore under Treasury Regulation Section 1.704-1(b)(2)(ii)(c), or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

Affiliate: With respect to any Person, (i) any Person directly or indirectly controlled by, controlling or under common control with such Person, (ii) any officer, director, general partner or manager of such Person, or (iii) any Person which owns, directly or indirectly, ten percent (10%) or more of any class of voting securities of such Person or which exercises control over the management of such Person. For the purposes of this Agreement, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the term “controls”, “controlling” and “controlled” have the meanings correlative to the foregoing.

Allocation Year: Means (i) the period commencing on the Effective Date and ending on December 31, 2012, (ii) any subsequent period commencing on January 1 and ending on the following December 31, or (iii) any portion of the period described in clause (ii) for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article V.

Business Day: Any day other than Saturday, Sunday or any other day on which commercial banks are required or authorized by law to close in Chicago, Illinois.

Capital Account: The Capital Account maintained for each Member pursuant to Section 3.5.

Capital Contribution: With respect to any Member, the amount of money and the initial Gross Asset Value of any property contributed by such Member to the Company (net of any liabilities secured by such property or to which such property is otherwise subject).

Capital Expenditures: For any period, the amount expended for items capitalized under generally accepted accounting principles, consistently applied, except for such items as are otherwise classified under this Agreement.

Capital Transaction: Any of the following: (a) a sale, exchange, transfer, assignment or other disposition of all or a portion of any material asset of the Company or a Subsidiary other than tangible personal property that is not sold or transferred in connection with the sale or transfer of real property or a leasehold interest in real property; (b) any condemnation or deeding in lieu of condemnation of all or a portion of any material asset of the Company or a Subsidiary; and (c) any fire or other casualty to a Property or any other material asset of the Company or a Subsidiary.

Cash Shortfall: For any period, the excess, if any, of (a) Operating Expenses over (b) Gross Receipts.

Cash Shortfall Loan: A loan made by a Member (or Affiliate or other Person designated by a Member) to the Company pursuant to Section 3.3.A hereof, on the terms set forth in Section 3.3.B hereof.

Certificate: The Certificate of Formation for the Company filed with the Secretary of State, pursuant to Section 18-201 of the LLC Act (as hereinafter defined), as the same may be amended and restated from time to time.

Class A Member: The Members of the Company that hold Class A Units. The initial Class A Members are the Members described as such on Schedule A attached hereto.

Class A Units: The Units of the Company that are characterized as Class A Units and listed on Schedule A attached hereto.

Class B Member: The Members of the Company that hold Class B Units. The initial Class B Members are the Members described as such on Schedule A attached hereto.

Class B Units: The Units of the Company that are characterized as Class B Units and listed on Schedule A attached hereto.

Closing: Has the meaning set forth in Section 10.3.

Closing Price: On any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

Code: The Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of prior or succeeding law.

Common Stock: Means the shares of Common Stock of Inland Parent, par value $0.001.

Company: Inland Territory, L.L.C., a limited liability company formed under the laws of the State of Delaware, and any successor limited liability company.

Company Minimum Gain: Has the meaning given to the term “partnership minimum gain” set forth in Treasury Regulations §1.704-2(d).

Depreciation: For each Allocation Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Allocation Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis. If any asset shall have a zero adjusted basis for federal income tax purposes, Depreciation shall be determined utilizing any reasonable method selected by the Manager.

Event of Bankruptcy: With respect to any Member, if such Member (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Member or of all or any substantial part of its properties, or (vii) 120 days after the commencement of any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Member’s consent or acquiescence of a trustee, receiver or liquidator of such Member or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. With respect to a Member, the foregoing definition of “Event of Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the LLC Act.

Exchange: Means (i) the New York Stock Exchange or (ii) NASDAQ.

Family: With respect to a Person who is an individual, means individuals who are related to that individual by blood, marriage, or adoption.

Fiscal Year: Means (i) the period commencing on the date hereof and ending on December 31, 2012, and (ii) any subsequent period commencing on January 1 and ending on the earlier to occur of (A) the following December 31, or (B) the date on which all of the assets of the Company are distributed pursuant to Section 9.2 and the Certificate has been cancelled pursuant to the LLC Act.

Gross Asset Value: With respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)           The initial Gross Asset Value of any asset contributed by or credited to a Member to the Company shall be the gross fair market value of such asset, as determined by the Manager;

(b)           The Gross Asset Values of all assets of the Company shall be adjusted to equal their respective gross fair market values, as determined by the Manager, as of the following times: (i) the acquisition of an interest or an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of property or money as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulations §1.704-l(b)(2)(ii)(g); and (iv) whenever otherwise permitted under Treasury Regulations §1.704-l(b)(2)(iv)(f); provided, however, that adjustments pursuant to clause (i) above shall be made only if the Manager determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members;

(c)           The Gross Asset Value of any asset of the Company distributed to a Member shall be the gross fair market value of such asset on the date of distribution as determined in accordance with the provisions hereof;

(d)           The Gross Asset Values of the assets of the Company shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations §1.704-l(b)(2)(iv)(m) and subparagraph (vi) of the definition of Profit and Losses; provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent the Manager determines that an adjustment pursuant to paragraph (b) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d); and

(e)           If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (a), (b), or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

(f)            The Members agree that, as of the date hereof, the Gross Asset Value of each Property contributed is as set forth on Schedule B hereto.

Gross Receipts: For any period, all cash receipts and revenues of the Company or a Subsidiary of any kind calculated on a cash or accrual basis (as determined by the Manager), including, without duplication (i) all Rents received by a Subsidiary, (ii) all payments received by the Company or a Subsidiary from the operators of any licensed facilities or concessions, (iii) all other forms of rent, revenue, income, proceeds, royalties, profits and other benefits paid to the Company or a Subsidiary from using, leasing, licensing, processing, operating from or in, or otherwise enjoying all or any portion of each Property, (iv) all payments under business interruption insurance policies or proceeds payable under any policy of insurance covering loss of Rents, (v) any utility or other deposits returned to a Subsidiary or other refunds accruing to the Company or a Subsidiary, (vi) any interest earned on security deposits held by the Company or a Subsidiary to the extent retained by the Company or such Subsidiary, and interest earned on operating and other accounts of the Company or a Subsidiary, (vii) all amounts received by a Subsidiary from tenants at each Property in connection with the surrender of such tenants’ leases (to the extent that such amounts are not required to be deposited with any Company or Subsidiary lender), and (viii) all refunds, rebates and other recoveries of items previously charged as Operating Expenses, but excluding, (a) Capital Contributions to the Company, (b) Net Proceeds of a Capital Transaction and Net Proceeds of a Financing, (c) sums held by the Company or a Subsidiary as security deposits under leases for space at each Property unless and until applied to the satisfaction of tenants’ obligations under such leases (to the extent permitted under applicable leases and law) and (d) non-cash charges accruing to the Company or a Subsidiary in the nature of depreciation and amortization of each Property.

Impositions: With respect to the each Property, all taxes (including sales and use taxes), assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof), water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each case whether general or special, ordinary or extraordinary, of every character (including all interest and penalties thereon), which at any time may be assessed, levied, confirmed or imposed by any governmental or quasi-governmental authority having jurisdiction over such Property on or in respect of or be a lien upon (i) such Property or any estate or interest therein, (ii) any occupancy, use or possession of, or activity conducted on, such Property, or (iii) the Rents from such Property or the use or occupancy thereof.

Inland Parent: Inland Diversified Real Estate Trust, Inc., a Maryland corporation, and the one hundred percent member of Inland.

Inland Preferred Return: A per annum rate equal to 17.5% per annum on Inland’s Invested Capital as adjusted from time to time, provided, however, that such rate shall be prorated for each Fiscal Year of the Company which is less than twelve (12) full months.

Invested Capital: With respect to each Member, the amount set forth opposite such Member’s name on Schedule A attached hereto, as increased, from to time, by any Capital Contributions (other than Initial Capital Contributions) made by such Member following the date hereof pursuant to the terms of this Agreement, and as reduced from time to time, but not below zero, by distributions made to such Member under Section 4.2(ii) hereof in the case of an Investor, and Section 4.2(iv) hereof in the case of Inland, until such time as the Invested Capital of such Member has been reduced to zero; provided that the Invested Capital of an Investor shall be further adjusted in accordance with the provisions of Section 10.5 hereof.

Investor LLC Interest (or LLC Interest of the Investor): The entire LLC Interest in the Company held by an Investor and any and all successors and permitted assignees of such Investor. For the avoidance of doubt the “Investor LLC Interest” shall include all of the Class B Units held by an Investor and any and all successors and permitted assignees of such Investor.

Investor Preferred Return: A per annum rate equal to 4% per annum on each Investor’s Invested Capital as adjusted from time to time, provided, however, that such rate shall be prorated for each Fiscal Year of the Company which is less than twelve (12) full months.

Investor Redemption Amount: Has the meaning set forth in Section 10.4.

LLC Interest: As to any Member, all of the interest of that Member in the Company including, without limitation, such Member’s (i) right to a distributive share of the Profits and Losses and cash flow of the Company, (ii) right to a distributive share of the assets of the Company and (iii) right, if any, to participate in the management of the business and affairs of the Company, as provided in this Agreement.

Manager: Means the Person in whom the management of the Company is vested to the extent so provided in this Agreement. Pursuant to the terms of Section 6.1 of this Agreement, the Manager is Inland.

Maximum Investor Recourse Debt Amount: Means the maximum amount of Company or Subsidiary nonrecourse debt that the Investors in the aggregate may guaranty under a Reimbursement Agreement. In all events, the “Maximum Investor Recourse Debt Amount” shall not exceed Fifty Million Dollars ($50,000,000) (which shall be the “Maximum Investor Recourse Debt Amount” as of the Effective Date).

Member: At any time, any Person admitted and remaining as a member of the Company pursuant to the terms of this Agreement. As of the date of this Agreement, the Members of the Company are Inland and the Investors.

Member Nonrecourse Debt: Has the meaning given to the term “partner nonrecourse debt” set forth in Treasury Regulations §1.704-2(b)(4).

Member Nonrecourse Debt Minimum Gain: An amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations §1.704-2(i)(2) and (3).

Member Nonrecourse Deductions: Has the meaning given to the term “partner nonrecourse deductions” set forth in Treasury Regulations §1.704-2(i)(2). For any Allocation Year, the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt equals the excess, if any, of the net increase, if any, in the amount of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt over the aggregate amount of any distributions during such Allocation Year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Nonrecourse Debt Minimum Gain, determined according to the provisions of Treasury Regulations §1.704-2(i)(2).

Net Cash Flow: For any period, the excess of (a) Gross Receipts plus any amount, as reasonably determined by the Manager, taken out of any general reserve account established by the Company or a Subsidiary over (b) Operating Expenses plus any amount, as reasonably determined by the Manager, added during such period to any such general reserve account.

Net Proceeds of a Capital Transaction: With respect to each Property, the net cash proceeds from a Capital Transaction less any portion thereof used to (i) establish reserves as reasonably determined by the Manager, (ii) repay any debts or other obligations of the Company or a Subsidiary (including Cash Shortfall Loans), or (iii) restore such Property following a casualty or condemnation. “Net Proceeds of a Capital Transaction” shall include all principal, interest and other payments as and when received with respect to any note or other obligation received by the Company in connection with a Capital Transaction and shall expressly exclude Net Proceeds of a Financing.

Net Proceeds of a Financing: With respect to each Property, the net cash proceeds from any financing transaction less any portion thereof used to (i) establish reserves as reasonably determined by the Manager, or (ii) repay any debts or other obligations of the Company or a Subsidiary (including Cash Shortfall Loans).

Nonrecourse Deductions: Has the meaning set forth in Treasury Regulations §1.704-2(b)(1). The amount of Nonrecourse Deductions for an Allocation Year equals the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that Allocation Year, over the aggregate amount of any distributions during that Allocation Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of Treasury Regulations §1 .704-2(c).

Nonrecourse Liability: Has the meaning set forth in Treasury Regulations §1.704-2(b)(3).

Operating Expenses: For any period and with respect to each Property, all expenses incurred by the Company or a Subsidiary during such period, calculated on a cash or accrual basis (as determined by the Manager), including, without duplication (subject to the exclusions described below): (i) current operating expenses and taxes incurred by the Company or a Subsidiary including (without duplication) utility charges, costs of materials, normal repair and maintenance costs, Impositions and other business taxes applicable to such Property (except as excluded below), license fees, costs of complying with any encumbrance upon such Property, premiums for insurance, fees of the Company’s or a Subsidiary’s counsel, the accounting fees, the costs of any audits and appraisals performed by the Company or a Subsidiary and any other reasonable costs which are paid for by the Company or a Subsidiary, (ii) the management fee and leasing commissions paid to a property manager by the Company or a Subsidiary pursuant to a management agreement or leasing commission agreement, (iii) Capital Expenditures incurred in accordance with the provisions hereof or as mandated by law or necessitated by an emergency for improvements to space at such Property leased to tenants, inducements granted to such tenants and leasing expenses (including leasing commissions), and (iv) payments of fees, interest and scheduled amortization of principal on any financing affecting such Property or the assets of the Company or a Subsidiary, but excluding without duplication: (A) expenditures paid or to be paid from insurance proceeds or condemnation awards available for restoration of such Property; (B) any non-cash charges from depreciation or amortization of property; (C) any expenses or costs incurred in connection with a Capital Transaction that would not have been incurred but for such Capital Transaction; and (D) any payments on Cash Shortfall Loans.

Person: Any individual, corporation, partnership, limited liability company, association, trust or other entity or organization.

Profits and Losses: For any Allocation Year, the taxable income or loss of the Company for federal income tax purposes for such Allocation Year, as determined by the Manager, in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be separately stated pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i)            Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses hereunder shall be added to such taxable income or loss;

(ii)           Any expenditures of the Company described in Code Section 705(a)(2)(B), or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations §1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses hereunder shall be subtracted from such taxable income or loss.

(iii)          In the event the Gross Asset Value of any Company asset is adjusted pursuant to the provisions of this Agreement, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(iv)          Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed with reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(v)           In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year; and

(vi)          To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required pursuant to Treasury Regulations §1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s LLC Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits and Losses.

The amount of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 5.2 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

Property: Means each property described in the Purchase and Contribution Agreement and the Purchase and Sale Agreement and collectively referred to herein as the “Properties.”

Purchased Property: Means the shopping center properties known as Cannery Corner and Lowe’s Plaza, as more fully described on Schedule 1 of the Purchase and Contribution Agreement, and any successor properties.

Redemption Factor: Means 100%; provided that such factor shall be adjusted in accordance with the Antidilution Provisions of Section 10.2.C and 10.2.D hereof.

Redemption Invested Capital: Means (in the event that an Investor properly elects to receive the Redemption Price) an amount equal to $10 per Class B Unit being redeemed herein at such time.

Redemption Price: Means the Cash Redemption Price or the Stock Redemption Price, each as adjusted under the provisions of the final sentence of Section 10.2.A hereof.

Reimbursement Agreement: Has the meaning set forth in Section 3.7.

REIT Exchange Date: Means the later of (i) the date that is five (5) years after the Effective Date or (ii) the first date after the Effective Date on which Inland Parent Common Stock is listed and publicly traded on an Exchange; provided that at any time that the Inland Parent Common Stock is no longer listed and publicly traded on an Exchange, then the “REIT Exchange Date” shall no longer have occurred until such time as the Inland Common Stock is, once again, listed and publicly traded on an Exchange.

Rents: Collectively, all fixed, base, minimum, guaranteed, additional, retroactive, percentage, participation or escalation rents, operating cost pass-throughs, utility charges, common area maintenance or management charges, administrative charges, parking, maintenance, tax and insurance contributions payable under any lease for space at each Property, deficiency rents and liquidated damages following default by any tenant at such Property, premiums payable by any tenant at such Property upon the exercise of a cancellation privilege originally provided in any lease for space at such Property, and any rights and claims of any kind which a Subsidiary may have against any tenant at such Property.

Replacement Indebtedness: Any debt incurred by the Company or a Subsidiary that (i) replaces or refinances all or any portion of preexisting nonrecourse indebtedness held by the Company or a Subsidiary, and (ii) leaves the Investors in substantially the same tax position with respect to their respective share of Company or Subsidiary liabilities (to the extent allowed under applicable law) as they were immediately prior to the replacement or refinancing.

Subsidiary: Any Person (other than an individual) which is “controlled” by the Company (as defined in the definition of “Affiliate” above) and in which the Company beneficially owns, directly or indirectly, an economic ownership interest. For the avoidance of doubt, each Property owned by the Company shall be owned (directly or indirectly) by a wholly owned Subsidiary of the Company that is a disregarded entity or partnership for U.S. federal income tax purposes. In connection with the foregoing, all references in this Agreement to (i) the Company’s interest in a Property, and (ii) Net Cash Flow, Net Proceeds of a Capital Transaction and Net Proceeds of a

Financing (together with all related defined terms and provisions herein), shall refer to (x) the Company’s indirect interest in a Property through the Company’s interest in a Subsidiary, and (y) Net Cash Flow, Net Proceeds of a Capital Transaction and Net Proceeds of a Financing of a Subsidiary (as if such terms are defined in the relevant organizational documents of the applicable Subsidiary) and the distributions of such amounts by such Subsidiary to the Company.

Tax Matters Member: Has the meaning set forth in Section 7.4.

Trading Day: Means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day which securities are not traded on the Exchange or in such market and the term “ex date”, when used in respect of any issuance or distribution, shall mean the first date on which the shares trade regular way on the Exchange or in such market without the right to receive such issuance or distribution.

Transfer: Any sale, assignment, gift, pledge, hypothecation or other transfer, direct or indirect, by operation of law or otherwise, of a Member’s LLC Interest.

Treasury Regulations: The Income Tax Regulations promulgated under the Code as such regulations may be amended from time to time (including Temporary Regulations).

Triggering Event: Has the meaning set forth in Section 6.1.E.

Units: Has the meaning set forth in Section 3.1.A.

Unpaid Inland Preferred Return: As of any given date, the Inland Preferred Return accrued to such date less distributions made by the Company to Inland pursuant to the provisions of Sections 4.1(ii) and 4.2(iii) hereof as of such date.

Unpaid Investor Preferred Return: As of any given date, the Investor Preferred Return accrued to such date less distributions made by the Company to each Investor pursuant to the provisions of Sections 4.1(i) and 4.2(i) hereof as of such date; provided that the Unpaid Investor Preferred Return shall be further adjusted in accordance with the provisions of Section 10.5 hereof.

ARTICLE II

FORMATION; NAME; PRINCIPAL OFFICE; PURPOSE; TERM

SECTION 2.1.     Formation.

A.            The Company has been formed as a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, Title 6 of the Delaware Code, Section 18-101 et seq. (the “LLC Act”). To the extent permitted by the LLC Act, the provisions of this Agreement shall override the provisions of the LLC Act in the event of any inconsistency between them.

B.            In order to maintain the Company as a limited liability company under the laws of the State of Delaware, the Manager shall, from time to time, take appropriate action, including the preparation and filing of such amendments to the Certificate and such other assumed name certificates, documents, instruments and publications as may be required by or desirable under law, including, without limitation, action to reflect:

(i)            any change in the Company name; or

(ii)           any correction of false or erroneous statements in the Certificate or the desire of the Members to make a change in any statement therein in order that it shall accurately represent the agreement among the Members.

C.            Each Member shall further execute, to the extent necessary, and the Company shall file and record (or cause to be filed and recorded) and shall publish, if required by law, such other and further certificates, statements or other instruments as may be necessary or desirable under the laws of the State of Delaware or the state in which each Property is located in connection with the formation of the Company and the commencement and carrying on of its business.

SECTION 2.2.     Name, Registered Office, and Resident Agent; Principal Place of Business.

A.            The name of the Company shall be “Inland Territory, L.L.C.”

B.            The principal place of business and office of the Company shall be located at c/o Inland Diversified Real Estate Trust, Inc., 2901 Butterfield Road Oak Brook, Illinois 60523 or at such other places as the Manager may from time to time designate. The Company may have such additional offices and places of business as may be established at such other locations as may be determined from time to time by the Manager.

C.            The present address of the registered office of the Company in the State of Delaware and its resident agent for service of process in the State of Delaware are as set forth in the Certificate.

SECTION 2.3.     Purpose.

A.            The purpose and business of the Company are solely to:

(i)            Acquire, own, finance (using special purpose entities, Subsidiaries or otherwise), develop, redevelop, operate, lease, manage, control, sell, transfer, exchange or otherwise dispose of the Properties;

(ii)           Hold, manage and operate the Subsidiaries that will hold the interests in the Properties;

(iii)          Cause each Subsidiary to finance the Properties held by such Subsidiary; and

(iv)          To do and perform all acts necessary or desirable to carry out the foregoing purpose.

B.            Nothing in this Agreement shall be deemed to create a mutual agency between the Members with respect to any activities of the Company or the Members whatsoever. Except as expressly provided herein, no Member shall be deemed to be the agent of any other Member for any purposes and no Member shall have any authority to bind any other Member.

SECTION 2.4.     Term.

The Company shall have perpetual existence beginning on the date that the Certificate was filed with the Office of the Secretary of State of the State of Delaware; provided that the Company may be dissolved in accordance with Section 9.1 hereof.

SECTION 2.5.     Classification of the Company for Tax Purposes.

The Members hereby acknowledge their intention that the Company be classified, for federal and state income tax purposes, as a partnership and not as an association taxable as a corporation pursuant to Section 7701(a)(2) of the Code and the Regulations promulgated thereunder, and hereby agree that the provisions of this Agreement shall be applied and construed in a manner to give full effect to such intent. Accordingly, each Member, by its execution or acceptance of this Agreement, covenants and agrees that (i) it will not cause the Company to make an election under Regulations Section 301.7701-3(b) to be taxed as a corporation for federal income tax purposes (ii) it will file its own federal and state income tax returns in a manner that is consistent with tax classification of the Company as a partnership and (iii) it will not take any action which is inconsistent with such classification.

SECTION 2.6.     Liability of the Members.

No Member shall be liable under a judgment, decree or order of a court, or in any other manner for the debts or any other obligations or liabilities of the Company solely by reason of being a Member of the Company. Except as expressly provided under the terms of this Agreement, each Member shall not be required to lend any funds to the Company or to make any future contributions, assessments or payments to the Company. No Member shall have any personal liability for any repayment of any Capital Contribution of any Member.

SECTION 2.7.     Ownership and Waiver of Partition and Valuation.

The LLC Interests of each Member in the Company shall be personal property for all purposes. All property and interests in property, real or personal, owned (directly or indirectly) by the Company shall be deemed owned (directly or indirectly) by the Company as an entity, and no Member, individually, shall have any ownership of or interest in such property or interest owned (directly or indirectly) by the Company except as a Member of the Company. To avoid irreparable damage to the Company, each Member, on behalf of itself and its successors, representatives, heirs, and assigns hereby irrevocably, unconditionally and completely waives, renounces and releases each and all of the following rights that it has or may have, if any, by virtue of holding LLC Interests in the Company: (i) any right of partition or any right to take any other action that otherwise might be available to such Member for the purpose of severing its relationship with the Company or such Member’s interest in the assets held by the Company from the interest of the other Members; and (ii) any right to valuation and payment with respect to such Member’s LLC Interests or any portion thereof, except to the extent specifically set forth herein. Notwithstanding any provision herein to the contrary, each Member hereby acknowledges and agrees that, pursuant to the provisions of Section 10.1.E hereof, in the event that an Investor seeks, or attempts to seek, to take any action in violation or inconsistent with the foregoing, Inland shall be permitted at any time, in its sole and absolute discretion, to deliver a Redemption Notice (as defined below) to such Investor and to thereupon immediately cause the Company to purchase such Investor’s Investor LLC Interest pursuant to the terms of Article X hereof.

SECTION 2.8.     Waiver of Right to Judicial Dissolution.

The Members agree that irreparable damage would be done to the good will and reputation of the Company if any Member should bring an action in court to dissolve the Company. Accordingly, to avoid irreparable damage to the Company each Member hereby irrevocably, unconditionally and completely waives, renounces and releases its right to seek a court decree of dissolution or to seek the appointment by a court of a liquidator for the Company. Notwithstanding any provision herein to the contrary, each Member hereby acknowledges and agrees that, pursuant to the provisions of Section 10.1.E hereof, in the event that an Investor seeks, or attempts to seek, to take any action in violation or inconsistent with the foregoing, Inland shall be permitted at any time, in its sole and absolute discretion, to deliver a Redemption Notice (as defined below) to such Investor and to thereupon immediately cause the Company to purchase such Investor’s Investor LLC Interest pursuant to the terms of Article X hereof.

ARTICLE III

MEMBERS; COMPANY CAPITAL; UNITS

SECTION 3.1.     Members.

A.            The Members’ ownership interest in the Company shall be represented by units of membership interest (“Units”). The Units of the Company shall be of two (2) classes; “Class A Units,” and “Class B Units.” The Company is hereby authorized to issue Class A Units and up to 3,000,000 Class B Units.

B.            The respective names, addresses for notice, class and number of Units and initial Capital Contributions of the Members are as set forth on Schedule A attached hereto. Upon execution of this Agreement, each Person listed on Schedule A hereto shall be admitted to the Company as a Member and the Company hereby issues to each such Member the number and class of Units set forth opposite such Member’s name on Schedule A hereto. Schedule A shall be amended from time to time by the Manager to reflect any changes of address, the admission of additional or substitute Members or any change to the information set forth thereon.

C.            Concurrently with the execution and delivery of this Agreement, and in accordance with the terms of the Purchase and Contribution Agreement and Purchase and Sale Agreement, each Member has made a Capital Contribution to the Company pursuant to Code Section 721 of an amount equal to the amount set forth opposite such Member’s name on Schedule A attached hereto (the “Initial Capital Contribution”).

D.            One or more Persons may be admitted to the Company as additional Members from time to time only with the unanimous written consent of the Members, provided, however, that the admission of transferees permitted pursuant to Article VIII hereof shall not require the consent of the Manager or the Members.

E.            In addition to any other requirements set forth in this Agreement, no Person shall be admitted to the Company as an additional or substitute Member unless and until such Person has accepted and agreed to all the provisions of this Agreement by executing a counterpart signature page hereto or an amendment to this Agreement.

SECTION 3.2.     Additional Capital Contributions.

A.            Other than the Capital Contributions of the Members required under Section 3.1, and as otherwise provided in this Agreement, no Member shall (i) be required to make any further Capital Contributions or (ii) be required to lend any funds to the Company.

B.            No Member shall have any obligation to make additional Capital Contributions to restore a deficit balance in its Capital Account.

SECTION 3.3.     Funding of Additional Cash Requirements.

A.            If, at any time or from time to time, the Manager determines that the Company requires additional funds, the Manager, in its sole but reasonable discretion, may:

(i)            Cause the Company to borrow, at market rates, the required additional funds from any third-party lender;

(ii)           Cause the Company to borrow the required additional funds from one or more Members (or any of their respective affiliates) willing to make such loans as “Cash Shortfall Loans” in accordance with Section 3.3.B; and/or

(iii)          Except as otherwise provided in Section 6.1.D, cause the Company to issue additional Units.

B.            Cash Shortfall Loans, if any, made pursuant to this Section 3.3 shall: (i) be evidenced by a written promissory note containing customary terms and conditions and having a final maturity date of not less than six (6) months after the date of issue, (ii) bear interest at the rate of eight percent (8%) per annum from the date due until paid in full, (iii) if required by the lending Member, but subject in all respects to the terms of any existing loans of the Company, be secured by a lien on and a security interest in all of the assets of the Company and (iv) be repaid prior to any distribution to the Members.

C.            Any Member who makes or proposes to make a Cash Shortfall Loan shall have the right at any time and from time to time to cause the Company to replace the Cash Shortfall Loan with a loan from a third party. The Company, acting through the Manager shall have the right at any time and from time to time to repay any Cash Shortfall Loan and replace it with a loan from a third party. Any Cash Shortfall Loan may be repaid at any time without prepayment penalty.

D.            The Members hereby covenant and agree to structure any Cash Shortfall Loans made pursuant to the terms of this Agreement so that such loans satisfy the “Straight Debt Safe Harbor” under Code Section 856(m) and the Treasury Regulations promulgated thereunder.

E.            If any Member shall lend any money to the Company, the amount of any such loan shall not be considered a Capital Contribution to the Company, increase its Capital Account or affect in any way its share of the Profits, Losses, other items of income, gain, loss or deduction or distributions of the Company.

SECTION 3.4.     No Third Party Beneficiaries.

The obligations of the Members hereunder shall not confer upon any creditor or other third party having dealings with the Company any right, claim or other benefit, including the right to require any Cash Shortfall Loans.

SECTION 3.5.     Capital Accounts.

A.            The Company shall establish and maintain a separate Capital Account for each Member in accordance with the provisions of this Section 3.5. To each Member’s Capital Account there shall be credited such Member’s Capital Contributions, such Member’s allocable share of Profits, and any items in the nature of income or gain that are specially allocated to such Member under this Agreement.

B.            To each Member’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company property distributed to such Member pursuant to any provision of this Agreement (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752), such Member’s allocable share of Losses, and any items in the nature of expenses or losses that are specially allocated to such Member under this Agreement.

C.            In the event any interest in the Company is transferred in accordance with the terms of this Agreement (i.e., Article VIII hereof), the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. In the case of a sale or exchange of an interest in the Company at a time when an election under Code Section 754 is in effect, the Capital Account of the transferee Member shall not be adjusted to reflect the adjustments to the adjusted tax bases of Company property required under Code Sections 754 and 743, except as otherwise permitted by Treasury Regulations §1.704-l(b)(2)(iv)(m).

D.            In determining the amount of any liability for purposes of Section 3.5.B above, there shall be taken into account Code Section 752(c) and the Treasury Regulations promulgated thereunder, and any other applicable provisions of the Code and Regulations.

E.            The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations §1.704-l(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations.

SECTION 3.6.     Return of Capital.

Except as provided in Article X or as otherwise agreed by the Members, no Member shall have the right to withdraw or receive any return of its Capital Contributions. Except as provided in Article X or as otherwise agreed by the Members, no Member shall have any right to demand or receive property (other than cash) in return of its Capital Contributions.

SECTION 3.7.     Recourse Debt.

The Investors shall have the option from time to time to guarantee debt of the Company or a Subsidiary in an amount not to exceed the Maximum Investor Recourse Debt Amount; provided that while the Manager and Inland shall use their good faith efforts to assist the Investors in guarantying such debt, neither the Manager nor Inland provide any assurance that such guaranties shall be accepted or respected by any applicable lender. If an Investor elects to guarantee debt under this Section 3.7, the Company and such Investor (or Investors) agree to enter into a reimbursement agreement (the “Reimbursement Agreement”) substantially in the form attached hereto as Exhibit A. The Company shall ensure that there is a sufficient level of debt available to the Investors for any guaranty by Investors in an amount up to the Maximum Investor Recourse Debt Amount; provided that in all events, the foregoing shall not require the Company (directly or through the Subsidiaries) to have aggregate indebtedness in excess of a loan to value ratio of 50% (which ratio shall be determined based on the values of the Properties on the date hereof as set forth in the Purchase and Contribution Agreement and Purchase and Sale Agreement). The Company shall provide written notice to the Investors that are party to a Reimbursement Agreement at least thirty (30) days prior to the repayment or substitution of Company indebtedness that such Investors have guaranteed and shall provide any additional information such Investors reasonably request to permit such Investors to decide whether or not to enter into different or additional guarantees.

ARTICLE IV

DISTRIBUTIONS

SECTION 4.1.     Distributions of Net Cash Flow.

Prior to the dissolution and termination of the Company, Net Cash Flow of the Company (or Net Cash Flow of a Subsidiary that has been distributed to the Company) for any Fiscal Year shall be distributed monthly (if and to the extent available) by the Company in the following order of priority:

(i)            First, to the Investors, in proportion to their respective Class B Units in the Company, until such time as the Unpaid Investor Preferred Return for each Investor has been reduced to zero;

(ii)           Second, to the Class A Member, until such time as the Unpaid Inland Preferred Return has been reduced to zero; and

(iii)          Third, the balance, to the Class A Members and the Class B Members, pro rata, in proportion to their Units in the Company (regardless of class).

SECTION 4.2.     Net Proceeds of a Capital Transaction.

Prior to the dissolution and termination of the Company, Net Proceeds of a Capital Transaction of the Company (or Net Proceeds of a Capital Transaction of a Subsidiary that has been distributed to the Company) may be distributed by the Company from time to time in the sole and absolute discretion of the Manager in the following order of priority:

(i)            First, to the Investors, in proportion to their respective Class B Units in the Company, until such time as the Unpaid Investor Preferred Return for each Investor has been reduced to zero;

(ii)           Second, to the Investors, in proportion to their respective Class B Units in the Company, until such time as the Invested Capital of each Investor has been reduced to zero;

(iii)          Third, to the Class A Member, until such time as the Unpaid Inland Preferred Return has been reduced to zero; and

(iv)          Fourth, the balance, to the Class A Member.

SECTION 4.3.     Net Proceeds of a Financing.

Net Proceeds of a Financing of the Company (or Net Proceeds of a Financing of a Subsidiary that has been distributed to the Company) may be distributed by the Company from time to time in the sole and absolute discretion of the Manager, solely to the Class A Member. Notwithstanding the foregoing, at no time shall the Company (directly or through its Subsidiaries) have aggregate indebtedness in excess of a loan to value ratio of 58% (which ratio shall be determined based on the values of the Properties on the date hereof as set forth in the Purchase and Contribution Agreement and Purchase and Sale Agreement).

SECTION 4.4.     Other Distribution Rules.

Subject to the provisions of Section 3.3, distributions in respect of an LLC Interest shall be made only to the Person or Persons that, according to the Company’s books and records, are the holders of record of the LLC Interests in respect of which such distributions are made on the actual date of distribution. Neither the Company nor the Manager shall incur any liability for making distributions in accordance with the provisions of the preceding sentence, whether or not the Company or the Manager has knowledge or notice of any Transfer or purported Transfer of ownership of any LLC Interest.

SECTION 4.5.     Withholding.

The Members hereby authorize the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local, or foreign taxes that the Manager reasonably determines that the Company is required to withhold or pay with respect to any amount distributable or allocable to the Members pursuant to this Agreement, including any taxes required to be withheld or paid by the Company pursuant to Section 1441, 1442, 1445 or 1446 of the Code. The Manager shall give prompt notice to the Members with respect to which withholding is effected in accordance with this Section 4.5 and shall provide such Member with a written explanation of the basis for its determination so to withhold or pay (a “Withholding Notice”). Any amount paid on behalf of or with respect to a Member pursuant to the provisions hereof shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within fifteen (15) days after notice from the Manager that such payment must be made, unless the Company withheld such payment from a distribution which would otherwise be made to such Member in accordance with the provision hereof. Any amounts so withheld shall be treated as having been distributed to such Member and shall be promptly paid, solely out of funds from the Company, by the Manager to the appropriate taxing authority. In the event that a Member fails to pay any amounts owed to the Company pursuant to this Section 4.5 when due, the Manager may, in its sole and absolute discretion, elect to make the payment to the Company on behalf of such defaulting Member, and in such event shall be deemed to have loaned such amount to such defaulting Member. For the avoidance of doubt, any distributions which would have otherwise been distributed to a Member, but are retained by the Company in accordance with this Section 4.5, shall, for all other purposes of this Agreement, be deemed to have been distributed to such Member.

ARTICLE V

ALLOCATION OF PROFITS AND LOSSES

SECTION 5.1.     Profits and Losses.

A.            Profits. After giving effect to the allocations under Section 5.2 hereof, Profits for any Allocation Year shall be allocated to the Members in the following order of priority:

(i)            Profits other than from a Capital Transaction (and except as otherwise provided under Section 5.1.A(iii) hereof) shall be allocated:

(a)           First, to the Investors, in proportion to their respective Class B Units, until the aggregate amount of Profits allocated to each Investor under this Section 5.1.A(i)(a) from the current Fiscal Year and all prior Fiscal Years equals the actual amounts distributed to the Investors pursuant to Section 4.1(i) for the current Fiscal Year and all prior Fiscal Years; and

(b)           Second, to the Class A Member, in the amount necessary to cause the aggregate amount of Profits allocated to Inland under this Section 5.1.A(i)(b) from the current Fiscal Year and all prior Fiscal Years to equal the amounts distributable to Inland pursuant to Section 4.1(ii) for the current Fiscal Year and all prior Fiscal Years; and

(c)           Third, the balance, to the Class A Members and the Class B Members, pro rata, in proportion to their Units in the Company (regardless of class).

(ii)           Profits from a Capital Transaction (except as otherwise provided under Section 5.1.A(iii) hereof) shall be allocated:

(a)                                 First, to each Member in an amount equal to the amount necessary to increase each such Member’s Capital Account to the amount distributable to such Member pursuant to Section 4.2 hereof; and

(b)                                 Second, the balance, to the Class A Member.

(iii)                               Profits arising from any Capital Transaction (including a hypothetical sale in connection with an in-kind distribution upon liquidation of the Company) occurring upon or resulting in the liquidation (within the meaning of Treasury Regulations §1.704-l(b)(2)(ii)(g)) of the Company shall be allocated:

(a)                                 First, to the Investors, in proportion to their respective Class B Units in the Company, until the Capital Account balance of each Investor equals the sum of (1) the Unpaid Investor Preferred Return plus (2) the Invested Capital of the Investor at such time;

(b)                                 Second, to the Class A Member, until the Capital Account balance of Inland equals the sum of (1) the Unpaid Inland Preferred Return plus (2) the Invested Capital of Inland at such time; and

(c)                                  Third, the balance, to the Class A Member.

B.                                    Losses. After giving effect to the allocations under Section 5.2 hereof, Loss for any Allocation Year shall be allocated to the Members in the following order of priority:

(i)                                     Losses other than as provided in Section 5.1.B(ii) hereof shall be allocated:

(a)                                 First, to the Class A Member, to the extent that the allocation of such Losses does not cause Inland to have an Adjusted Capital Account Deficit;

(b)                                 Second, to the Investors, in proportion to their respective Class B Units in the Company, but only to the extent that the allocation of such Losses does not cause an Investor to have an Adjusted Capital Account Deficit; and

(c)                                  Third, the balance, to the Class A Members and the Class B Members, pro rata, in proportion to their Units in the Company (regardless of class).

(ii)                                  Losses arising from any Capital Transaction (including a hypothetical sale in connection with an in-kind distribution upon liquidation of the Company) occurring upon or resulting in the liquidation (within the meaning of Treasury Regulations §1.704-l(b)(2)(ii)(g)) of the Company shall be allocated:

(a)                                 First, to the Investors, in proportion to their respective Class B Units in the Company, until the Capital Account balance of each Investor equals the sum of (1) the Unpaid Investor Preferred Return plus (2) the Invested Capital of the Investor at such time;

(b)                                 Second, to the Class A Member, the maximum amount that can be allocated without causing Inland to have an Adjusted Capital Account Deficit;

(c)                                  Third, to the Investors, in proportion to their respective Class B Units in the Company, in the maximum amount that can be allocated without causing an Investor to have an Adjusted Capital Account Deficit; and

(d)                                 Fourth, the balance, to the Class A Members and the Class B Members, pro rata, in proportion to their Units in the Company (regardless of class).

SECTION 5.2.               Regulatory and Special Allocations.

Notwithstanding any other provisions of this Article V, the special allocations provisions set forth on Schedule 5.2, which are hereby incorporated into this Section 5.2 by this reference as if set forth in their entirety, shall apply prior to any other allocations of Profits and Losses (and any items of income, gain, loss or deduction).

SECTION 5.3.               Other Allocation Rules.

A.                                    For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as reasonably determined by the Manager using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

B.                                    Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members for tax purposes in the same proportions as they share Profits or Losses, as the case may be, for the Allocation Year.

C.                                    The Members are aware of the income tax consequences of the allocations made by this Article V and hereby agree to be bound by the provisions of this Article V in reporting their shares of Company income and loss for income tax purposes.

D.                                    Profits, Losses and any other items of income, gain, loss or deduction shall be allocated to the Members pursuant to this Article V as of the last day of each Fiscal Year, provided that Profits, Losses and such other items shall also be allocated at such times as the Gross Asset Values of the assets of the Company are adjusted pursuant to subparagraph (b) of the definition of “Gross Asset Value” in Article I.

SECTION 5.4.               Tax Allocations: Code Section 704(c).

A.                                    In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to the Properties, and any other property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members, in any manner permitted by the Treasury Regulations and determined by the Manager in its sole and absolute discretion, so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

B.                                    In the event the Gross Asset Value of any Company property is adjusted pursuant to paragraph (b) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a manner permitted under Code Section 704(c) and the Treasury Regulations thereunder, as determined by the Manager in its sole and absolute discretion.

C.                                    Any elections or other decisions relating to such allocations shall be made by the Manager, in any manner that reasonably reflects the purpose and intention of this Agreement.

ARTICLE VI

GOVERNANCE AND ADMINISTRATIVE PROVISIONS

SECTION 6.1.               Management of Business and Affairs.

A.                                    The business and affairs of the Company (directly and acting on behalf of each Subsidiary) shall be exclusively and solely vested in the Manager and no Member, other than the Manager, shall be an agent of the Company or have any authority to bind or take action on behalf of the Company.

B.                                    The Members hereby designate and appoint Inland to serve as the Manager of the Company. Subject to the approval of the Investors for a Major Decision, the management of the Properties shall rest with and remain the sole and absolute right, and responsibility of the Manager. The Investors agree to cooperate with the Manager by executing any consents or certificates of the Company necessary to demonstrate to a lender, tenant or service provider to the Company that the Manager has the power and authority set forth in this Section 6.1. Without limiting the generality of the foregoing, but subject to the approval rights of the Investors with respect to a Major Decision as set forth in Section 6.1.D hereof, the Manager shall have the full power and authority to do all things deemed necessary or desirable by it in its sole and absolute discretion to conduct the business of the Company (directly and acting on behalf of each Subsidiary) and to effectuate the purposes set forth in Section 2.3 hereof, including, without limitation:

(i)                                     the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance of the Company’s assets) and incurring of any obligations that it deems necessary for the conduct of the activities of the Company;

(ii)                                  the acquisition, sale, transfer, exchange or other disposition of any assets of the Company (including, but not limited to, the exercise or grant of any conversion, option, privilege, or subscription right or any other right available in connection with any assets at any time held by the Company);

(iii)                               the mortgage, pledge, encumbrance or hypothecation of any assets of the Company (including, without limitation, the Properties), the use of the assets of the Company (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement which the Manager believes will directly benefit the Company and on any terms that the Manager sees fit, the lending of funds to other Persons and the repayment of obligations of the Company;

(iv)                              the management, operation, leasing (including the amendment and/or termination of any lease), landscaping, repair, alteration, demolition, replacement or improvement of any Property;

(v)                                 the negotiation, execution and performance of any contracts, leases, conveyances or other instruments that the Manager considers useful or necessary to the conduct of the Company’s operations or the implementation of the Manager’s powers under this Agreement, including contracting with property managers, contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents (including Inland Parent service providers and property managers) and the payment of their expenses and compensation out of the Company’s assets;

(vi)                              the distribution of Company cash and other Company assets in accordance with this Agreement and the holding, management, investment, and reinvestment of cash and other assets of the Company;

(vii)                           the selection and dismissal of employees of the Company (including, without limitation, employees having the title or holding the office of “president,” “vice president,” “secretary” or “treasurer”), and agents, outside attorneys, accountants, consultants and contractors of the Company and the determination of their compensation and other terms of employment or hiring;

(viii)                        the maintenance of such insurance for the benefit of the Company and the Members as it deems necessary or appropriate including casualty, liability and other insurance on each Property and other assets of the Company, which insurance may be obtained by a blanket insurance policy obtained by Inland Parent service providers and property managers;

(ix)                              the control of any matters affecting the rights and obligations of the Company, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Company, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolutions, and the representation of the Company in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolutions, the incurring of legal expenses and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(x)                                 holding, managing, investing and reinvesting cash and other assets of the Company;

(xi)                              the collection and receipt of rents, revenues and income of the Company;

(xii)                           in addition to working capital and/or reserves required to be maintained under this Agreement, the maintenance of working capital and other reserves in such amounts as the Manager deems appropriate and reasonable from time to time;

(xiii)                        the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the Manager for the accomplishment of any of the powers of the Manager enumerated in this Agreement; and

(xiv)                       taking any of the foregoing actions on behalf of any Subsidiary.

C.                                    In addition to and without limiting the duties and obligations of the Manager as set forth above, the Manager shall use commercially reasonable efforts to:

(i)                                     cause the Company, directly or through its agents, at all times to perform and comply with the provisions of any loan commitment, agreement, mortgage, deed of trust, lease, construction contract or other contract, instrument or agreement to which the Company is a party or which affects the any Property or the operation thereof;

(ii)                                  keep and maintain at least such insurance coverage as may be required by the holder of any mortgage or deed of trust encumbering all or any portion of any Property;

(iii)                               open and maintain bank accounts for funds of the Company;

(iv)                              employ contractors for the ordinary maintenance and repair of each Property, including installation of tenant improvements as required by leases on such Property;

(v)                                 retain or engage real estate brokers licensed to do business in the states in which each Property, or any part thereof, is located;

(vii)                           use reasonable efforts to enter into leases of space and other occupancy agreements for each Property on market terms and conditions, and in accordance with the requirements of any applicable loan;

(viii)                        employ such managing or other agents necessary for the operation, management and leasing of each Property including, without limitation, a property manager;

(ix)                              retain or engage attorneys and accountants, to the extent such professional services are required during the term of the Company; and

(x)                                 do any act which is necessary or desirable to carry out any of the foregoing.

D.                                    Notwithstanding the provisions of Section 6.1.B and 6.1.C (or any other provision of this Agreement), the Manager shall not take, nor shall the Manager or Company cause a Subsidiary to take, any of the following actions or make any of the following decisions without the prior written consent or approval of the holders of at least 80% of the Class B Units (each, a “Major Decision”):

(i)                                     prior to the date which is six (6) years from the Effective Date, sell, transfer, assign, convey, exchange or otherwise dispose of or transfer (a “Disposition”) all or any material portion of any Property (or any successor property) except with respect to (a) a tax deferred exchange that qualifies under Section 1031 of the Code, (b) a reinvestment that qualifies under Section 1033 of the Code, (c) any other transaction in which the Company defers gain recognition or recognizes a de minimis gain for U.S. federal income tax purposes (i.e., the Company’s taxable gain from such transaction is less than 1% of the selling price), or (d) an involuntary disposition or forfeiture of a Property in a manner in which the provisions of clause (a) and clause (b) above are not available or applicable to the Company at any point after such involuntary disposition or forfeiture; except that this Section 6.1.D(i) shall not apply to the Disposition of Purchased Property so long as (y) such Disposition of Purchased Property does not cause the aggregate Company and Subsidiary debt amount to be less than the Maximum Investor Recourse Debt Amount and (z) the Company timely notifies the Investors of the Disposition after entering into an agreement to make such Disposition (which notice in no event shall be provided less than thirty (30) days prior to the closing of such Disposition);

(ii)                                  except as provided in Article VIII, admit any Person as an additional Member of the Company;

(iii)                               cause the Company to issue additional Class B Units;

(iii)                               cause the Company to transfer all or any portion of a membership interest that the Company holds in a Subsidiary;

(iv)                              assign all or substantially all of the assets of the Company or of a Subsidiary in trust for creditors or file on behalf of the Company or a Subsidiary a voluntary petition for relief under the bankruptcy laws or similar voluntary petition under state laws;

(vi)                              cause the Company or a Subsidiary to become a party to any merger, consolidation or share exchange with any Person, or dissolve or terminate the Company or a Subsidiary, if any such transaction would have a material adverse effect on an Investor; or

(v)                                 voluntarily repay, in whole or in part, or voluntarily substitute other debt for, any indebtedness on the Properties prior to the maturity date of such indebtedness unless such indebtedness is replaced or refinanced with Replacement Indebtedness; provided that the foregoing shall not restrict the Company or a Subsidiary from making any payments that are required to be made under the terms of the applicable loan documents of the indebtedness on the Properties.

E.                                     Notwithstanding anything in this Agreement to the contrary, if the Company takes a course of action that is or involves a Major Decision without the written consent or approval of the holders of at least 80% of the Class B Units (a “Triggering Event”), the Company shall upon written demand pay to each Investor an amount equal to sum of each Investor’s Invested Capital and the Investor’s Unpaid Investor Preferred Return (at the time of the Triggering Event) in complete redemption of the Investors’ Investor LLC Units. Such payment must be made no later than the first to occur of 90 days after receipt of the written demand or the end of the calendar year in which the written demand is received. Upon payment to the Investors, the Investors shall have no rights with respect to the Company, Inland and the assets of the Company either as owner, lender or otherwise and shall have no right to receive any further payments or distributions from the Company or from Inland (whether in respect of an indemnity or otherwise) under the terms of this Agreement or otherwise.

F.                                      The Manager shall cause the Company to arrange and maintain property, casualty and liability insurance with respect to each Property in amounts and on terms that the Manager deems necessary or appropriate and that are consistent with the amounts that may be required by the holder of any mortgage or deed of trust encumbering all or any portion of such Property.

G.                                    Whenever a Member (“Requesting Member”) requests that the other Member (the “Requested Member”) consent to any action required of the Requested Member under the provisions of this Agreement, notice shall be delivered by the Requesting Member to the Requested Member pursuant to the provisions of Section 11.3 hereof, which notice shall be in writing and shall include (a) a summary of the terms and conditions of the actions requested to be taken by the Requesting Member, (b) a copy of any proposed documentation, including any document to be executed by the Company or the Requested Member in connection therewith, and (c) a notice that conspicuously states that “THIS NOTICE IS BEING PROVIDED TO YOU IN ACCORDANCE WITH THE TERMS OF THE LIMITED LIABILITY COMPANY AGREEMENT OF INLAND TERRITORY, L.L.C. IF YOU DO NOT GIVE YOUR APPROVAL OR DISAPPROVAL OF THE ACTION PROPOSED IN THIS NOTICE TO BE TAKEN WITHIN TEN (10) BUSINESS DAYS AFTER THE DATE OF THIS REQUEST FOR APPROVAL, YOUR APPROVAL OF THE PROPOSED ACTION WILL BE DEEMED GIVEN.” If the Requested Member does not respond to the Requesting Member within ten (10) Business Days of its receipt of such notice (determined in the manner provided under Section 11.3 hereof), the Requested Member shall be deemed to have approved the action requested by the Requesting Member.

SECTION 6.2.               Duties and Conflicts.

A.                                    The Members, in connection with their respective duties and responsibilities hereunder, shall at all times act in good faith and, except as expressly set forth herein, any decision or exercise of right of approval, consent, disapproval or deferral of approval by a Member (including the Manager) is to be made by such Member pursuant to the terms of this Agreement in good faith, but recognizing that each Member may act in its own economic self interest and in accordance with such tax and business objectives as it deems appropriate or desirable for such Member. Except as otherwise agreed to in writing by the Members, no Member (including the Manager) or any partner, officer, shareholder or employee of any

Member shall receive any salary or other remuneration for its services rendered pursuant to this Agreement. Notwithstanding the foregoing, Inland Parent service providers and property managers may manage any Property pursuant to a separate management agreement the execution by the Company of which shall expressly not require the consent of the Investors.

B.                                    Each Member recognizes that the other Members (including the Manager) have or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Company and that such other Member (including the Manager) is entitled to carry on such other business interests, activities and investments. No Member (including the Manager) shall be obligated to devote all or any particular part of its time and effort to the Company and its affairs.

C.                                    The Manager shall not be liable to the Company or to any other Member for any error in judgment, mistake or law or fact or for any other act or thing which it may do or refrain from doing in connection with the business and affairs of the Company, except in the case of an intentional breach of any provision of this Agreement (after written notice to the Manager and a reasonable time to cure) or its willful misconduct, gross negligence or bad faith.

SECTION 6.3                  Exculpation and Indemnification.

A.                                    The Company may indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or investigation, whether civil, criminal, investigative or administrative, and whether external or internal to the Company (other than an action or suit brought by or in the right of the Company), by reason of the fact that such person is or was a Manager, Member, employee or trustee of the Company, or that, such person is or was an Affiliate of a Manager, Member, employee or trustee of the Company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such action, suit or proceeding, or any appeal therein, if such Person acted in good faith and in a manner he, she, or it reasonably believed to be in or not opposed to the best interests of the Company, the liability or loss was not the result of negligence or misconduct by such Person and the indemnification is recoverable only out of the assets of the Company and not from the Members, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding whether by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which he, she or it reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that such Person had reasonable cause to believe that his, her or its conduct was unlawful.

Notwithstanding anything to the contrary in Section 6.3A hereof, the Company shall not indemnify any Person for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities law by such Person unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to such Person, (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such

Person, or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

B.                                    The Company may indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that he, she or it is or was a Manager, Member, employee or trustee of the Company or is or was an Affiliate of a Manager, Member, employee or trustee of the Company against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connection with the defense, settlement or appeal of such action or suit if such Person acted in good faith and in a manner such Person reasonably believed to be or not opposed to the best interests of the Company, except that the indemnification is recoverable only out of the assets of the Company and not from the Members and that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudicated to be liable for negligence or misconduct in the performance of his, her or its duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Notwithstanding anything to the contrary in Section 6.3B hereof, the Company shall not indemnify any Person for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities law by such Person unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to such Person, (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such Person, or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

C.                                    Any indemnification under Sections 6.3.A or 6.3.B hereof (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that the indemnification of the Person in question is proper in the circumstances because that Person has met the applicable standards of conduct set forth in Sections 6.3.A or 6.3.B hereof. Such determination shall be made by Inland Parent.

D.                                    To the extent that any Person referred to in Sections 6.3.A or 6.3.B hereof has been successful on the merits or otherwise in defense of any action, suit, proceeding or investigation, or any appeal or in defense of any claim, issue or matter therein, or on appeal from any such proceeding, action, suit, claim or matter, such Person shall be indemnified against all expenses (including attorney’s fees) incurred in connection therewith.

E.                                     Expenses incurred in any action, suit, proceeding or investigation or any appeal therefrom may be paid by the Company in advance of the final disposition of such matter, as authorized by the Manager, only if all of the following conditions are satisfied: (i) the Person seeking payment delivers an acceptable undertaking by or on behalf of such Person to repay such amount (together with the applicable legal rate of interest thereon) if it shall ultimately be determined that such Person is not entitled to indemnification; (ii) the legal action relates to acts or omissions with respect to the performance of duties or services by the Person, for or on behalf of the Company; and (iii) the legal action is initiated by a third party who is not a Member acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement.

F.                                      The indemnification provided by this Section 6.3 shall not be deemed exclusive of, and shall not affect, any other rights to which any Person seeking indemnification may be entitled under any law, agreement, or otherwise, and shall continue and inure to the benefit of the heirs, executors and administrators of such a Person.

G.                                    The Company may purchase and maintain insurance on behalf of any Person who is or was a Manager, Member, employee or trustee of the Company against any liability asserted against such Person and incurred by him, her or it in any such capacity, or arising out of his, her or its status as such, whether or not the Company would have the power to indemnify such Person against any such liability under the provisions of this Section. Such insurance may include “tail” coverage for periods after termination of service in such capacity or after liquidation, merger, consolidation or other change in the Company.

H.                                   The Company may, at its cost and expense, defend with counsel of the Company’s choice or approval, any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Company by reason of the fact that he, she or it was acting in any capacity described in Sections 6.3.A or 6.3.B hereof if he, she or it acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

SECTION 6.4                  Compliance with Certain Requirements.

Notwithstanding any other provision of this Agreement or any other document governing the management and operation of the Properties, the Manager shall have the right to cause the Company to take any reasonable action or to refrain from taking any action (including but not limited to using a protective trust to own assets) to (i) preserve the continued qualification of Inland Parent as a real estate investment trust under Section 856 of the Code (a “REIT”), (ii) preserve the continued qualification of any Affiliates of Inland Parent as taxable REIT subsidiaries and (iii) avoid the imposition of additional taxes on Inland Parent under Section 857 of the Code or Section 4981 of the Code and the Treasury Regulations promulgated thereunder (collectively the “REIT Rules”). The Members agree that in the event that the Manager proposes to take any action (or cause the Company to take any action) to ensure the continued qualification of Inland Parent as a REIT or to avoid the imposition of additional taxes under the REIT Rules on Inland Parent, the Manager shall not have liability to any other Member for monetary damages or otherwise for losses sustained or liabilities incurred in connection with such actions.

ARTICLE VII

BOOKS AND RECORDS; RESERVES

SECTION 7.1.               Bank Accounts.

The Manager shall have authority to open bank accounts and designate signatories with respect thereto on behalf of the Company and each Subsidiary and may authorize property managers to open such bank account(s) as they shall deem necessary or desirable for the management and operation of the Properties and the conduct of Company business; provided that for the avoidance of doubt, operating cash of the Properties may by comingled in one property management account as long as the Company separately accounts for the sources and uses of all operating cash of the Company and each Subsidiary.

SECTION 7.2.               Books of Account.

The Company shall keep accurate and complete books of account and records showing the assets and liabilities, operations, transactions and financial condition of the Company and the Properties. All such books of account and records may be inspected by any Member, its designees or representatives from time to time and upon reasonable prior notice at the office of the Company or other person maintaining the same.

SECTION 7.3.               Operating Statements.

A.                                    As and when prepared or received by the Manager, the Manager shall promptly provide each Member with copies of all reports, studies, operating statements, budgets and other material documents received by the Company.

B.                                    Upon the request of any Member and solely to the extent that such information and reports are available to, and have been prepared or received by, the Manager, the Manager shall promptly provide such requesting Member with (i) a Net Cash Flow statement, (ii) unaudited financial statements of the Company, including statements of profit and loss for the applicable quarter, prepared in accordance with generally accepted accounting principles applied on a consistent basis, (iii) a revised projection of income and expenses of the Company for the remainder of the current Fiscal Year, (iv) in the event a Capital Transaction has occurred, a statement of the Net Proceeds of a Capital Transaction for such Capital Transaction. Upon the request of any Member and as promptly as practical after the end of each calendar year, the Manager shall forward to such requesting Member the same statements described in the preceding sentence for the preceding calendar year.

C.                                    As soon as practicable, but within ninety (90) days after the end of the Fiscal Year, and only after the written approval thereof by the Manager, the Tax Matters Member shall, as a Company expense, furnish the Members with all necessary tax reporting information required by the Members for the preparation of their respective federal, state and local income tax returns, including each Member’s pro rata share of income, gain, loss, deductions and credits for such Fiscal Year.

D.                                    As soon as practicable, but in no event later than ninety (90) days after the end of the Fiscal Year, the Tax Matters Member shall, as a Company expense, furnish each Member with copies of the Company’s federal partnership Return of Income and other income tax returns, together with each Member’s Schedule K-1 or analogous schedule, which returns shall be signed by the Tax Matters Member on behalf of the Company and co-signed by the Company’s accountant as preparer.

E.                                     Except as otherwise provided in this Agreement, all decisions as to accounting principles, whether for the Company’s books or for income tax purposes (and such decisions may be different for each such purpose) and all elections available to the Company under applicable tax law shall be made by the Manager.

F.                                      Each Member shall promptly provide the Manager and/or the Tax Matters Member, as applicable, with the information necessary in order to enable the Manager and/or the Tax Matters Member to furnish the information, reports and/or statements called for pursuant to this Section 7.3. The Manager’s and/or the Tax Matters Member’s obligations to provide reports, information and filings, shall be contingent upon the receipt of the relevant information from the Members.

SECTION 7.4.               Tax Matters Member.

A.                                    Inland is hereby designated to act as the “Tax Matters Member” under Code section 6231(a)(7). To the extent provided in Code Sections 6221 through 6231 and subject to the provisions hereof, the Tax Matters Member shall represent the Company and the Members in their capacities as Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Members in their capacities as Members, and, subject to the limitations set forth in this Agreement, shall file any tax returns and execute any agreements or other documents on behalf of the Company.

B.                                    Subject to the limitations set forth in this Agreement, the Tax Matters Member is authorized to make any and all elections for federal, state, and local tax purposes, including, without limitation, any election, if permitted by applicable law: (i) to adjust the basis of the assets of the Company pursuant to Code sections 754, 734(b), and 743(b), or comparable provisions of state or local income tax law, in connection with Transfers of LLC Interests and Company distributions and (ii) to treat the Company as a partnership for income tax purposes (or the functional equivalent thereof under applicable state and/or local income tax law).

C.                                    To the extent that such matters would have a material adverse effect on any Member, the Tax Matters Member shall obtain the consent of the other Members before it can (i) extend the statute of limitations for assessment of tax deficiencies against the Members with respect to adjustments to the Company’s federal, state, or local income tax returns, or (ii) execute any settlement agreement that binds the Members or otherwise affects the rights of the Company and the Members.

D.                                    Prior to the taking of any action and/or the making of any election by the Tax Matters Member (including all such actions and/or elections specifically referred to in this Agreement) which has a material adverse effect on the other Member, the Tax Matters Member shall provide prompt written notice of such intended action and/or election to the other Member. If the other Member sends the Tax Matters Member a written objection within thirty (30) business days of receiving the notice (or such shorter time as may be required to take such action or to make such election), the Tax Matters Member and the other Member shall confer about the intended action or election, as applicable. If agreement cannot be reached within sixty (60) business days after the receipt by the Tax Matters Member of the other Member’s written objection (or such shorter time as may be required to take such action or to make such election), the Tax Matters Member shall take the action or make the election, as applicable as originally proposed unless the other Member provides an opinion from the other Member’s regular outside legal tax counsel, or, at the option of the other Member, another nationally recognized law firm that is reasonably acceptable to the Tax Matters Member, in either case at the other Member’s sole expense, that the action or election, as applicable as proposed would more likely than not have an adverse tax consequence to the other Member. In making such determination, the other Member’s counsel (or such other law firm selected by it in accordance with the foregoing) shall be instructed to give effect to the provisions of Articles III and IV hereof. Any dispute regarding any action to be taken under this Section 7.4.D shall be submitted to arbitration in accordance with the provisions of Section 7.4.F hereof.

E.                                     Within five (5) business days of its receipt, the Tax Matters Member shall give written notice to the other Member of the receipt of any written notice relating to a controversy or related proceeding which has a material adverse effect on the other Member with the Internal Revenue Service or any state or local taxing authority, including, without limitation, (A) written notice that the Internal Revenue Service or any state or local taxing authority intends to examine the Company’s income tax returns for any year; (B) written notice of commencement of an administrative proceeding at the Company level related to the Company under section 6223 of the Code; (C) written notice of any final Company administrative adjustment relating to the Company pursuant to a proceeding under section 6223 of the Code; (D) any request from the Internal Revenue Service or any comparable state or local taxing agency for waiver of any applicable statute of limitations with respect to the filing of any tax return by the Company; (E) any information document requests from the Internal Revenue Service or any other taxing authority, and (F) any Form 5701 or comparable state or local audit adjustment notices. Within ninety (90) days after receipt of notice of a final Company administrative adjustment, the Tax Matters Member shall notify each Member if it does not intend to file for judicial review with respect to such adjustment.

F.                                      The Tax Matters Member shall keep the other Member fully and promptly informed about the status of any tax controversy or related proceeding involving the Company which could have a material adverse effect on the other Member. If, as a result of a notice provided by the Tax Matters Member under Section 7.4.E or otherwise, the other Member believes, based upon the nature of the government inquiry, that the government could be considering an adjustment that would have an adverse effect upon the other Member, then other

Member shall have the right to hire and retain counsel of its choice, reasonably acceptable to the Tax Matters Member, to represent the Company in connection with such issue, shall have the right to control the contest of such issue, and shall participate in such contest to the maximum extent allowable by law, but shall keep the Tax Matters Member fully informed. If the Tax Matters Member does not agree that the government could be considering an adjustment that would have an adverse effect upon the other Member, then this dispute shall be promptly submitted to a senior tax partner at a nationally recognized law firm (other than the other Member’s regular outside tax counsel) selected by the other Member and reasonably acceptable to the Tax Matters Member (the “Arbitrator”). The Arbitrator so selected shall be instructed to give effect to the provisions of this Agreement in determining whether the adjustment could have an adverse effect on the other Member. The Arbitrator’s determination shall be final and binding on the parties and if the determination is that the adjustment could have an adverse effect on the other Member, then the other Member shall have the rights set forth in this Section 7.4.F. All information provided to the Arbitrator by the Company or either Member shall be kept strictly confidential by the Arbitrator.

G.                                    All expenses incurred by the Tax Matters Member (including the expenses of counsel retained by the other Member to represent the Company under section 7.4.F) in connection with any tax controversy or related proceeding of the Company will be borne by the Company. Nothing herein shall be construed to restrict the Tax Matters Member from engaging an accounting or law firm to assist the Tax Matters Member in discharging its duties hereunder, so long as the compensation paid by the Company for such services is customary.

ARTICLE VIII

TRANSFER OF LLC INTERESTS

SECTION 8.1.               No Transfer.

A.                                    Except as provided in this Article VIII, no Member may Transfer any LLC Interest, except as hereinafter set forth in this Article VIII or upon prior written consent of all of the other Members, which consent may be granted or withheld in the sole and absolute discretion of the other Members. Any Transfer of an LLC Interest in contravention of this Article VIII shall be null and void and shall be deemed a material breach of, and a default under, this Agreement, and the other Members shall have all the rights and remedies available under this Agreement.

B.                                    For the purposes of this Article VIII the rules applicable to the Transfer of an LLC Interest shall apply in the same manner to transfers of interest in the Members; provided, however, that the following transfers are not subject to the restrictions and prohibitions on transfer set forth in this Section 8.1:

i.                                          direct and indirect Transfers of interests in Inland;

ii.                                       in the case of a transferee that is neither an existing member of an Investor nor a person controlling or controlled by an existing member of an Investor immediately prior to the Transfer, direct and indirect Transfers of interests in any Investor if (a) the transferee is an accredited investor for purposes of Rule 501 under the Securities Act of

1933, as amended, after such transfer, (b) such Transfers of interests in the Investor do not result in the termination of the Investor as a partnership for purposes of federal income taxation, (c) a transferee does not gain control, directly or indirectly, of the Investor as a result of the Transfer, (d) such transfer does not breach the provision of any loan documents to which the Company (or its Subsidiaries) are bound, (e) Inland is provided with at least ten (10) days advance notice of the proposed transfer, which notice shall identify the transferee and the interests to be transferred to the transferee, and (f) such transferee satisfies any internal “know-your-customer” inquiries and requirements applied by Inland in the ordinary course of its business;

iii.                                    direct and indirect Transfers of interests in each Investor to (a) any Affiliate of the transferor, (b) a trust for the benefit of the transferor or a trust for the benefit of a member of the transferor’s Family, or (c) an organization described in Sections 170(b)(1)(A), 170(c)(2), or 501(c)(3) of the Code; provided that (x) such transfer does not breach the provision of any loan documents to which the Company (or its Subsidiaries) are bound, (y) Inland is provided with at least ten (10) days advance notice of the proposed transfer, which notice shall identify the transferee and the interests to be transferred to the transferee, and (z) a transferee does not gain control, directly or indirectly, of the Investor as a result of the Transfer; or

iv.                                   pledges of all or any portion of interests in an Investor to a third-party institutional lender to secure indebtedness to such lender and the transfer of such interest to such lender upon foreclosure of the debt secured by such interest; provided that the limited liability company agreement of such Investor (i) does not permit a lender to become a member of such Investor upon such foreclosure and (ii) limits the rights of the lender to those of an assignee (i.e., such rights are limited to the right to receive distributions and allocations under the terms of such Investor’s limited liability company agreement and such lender shall at no time have voting or management rights, including the right to cause such Investor to deliver a Redemption Notice). For the avoidance of doubt, and notwithstanding any inference herein to the contrary, in the event that an interest in an Investor is pledged in the manner provided above, the lender actually forecloses on such pledged interest, and such Investor (or its direct or indirect members or owners) suffers adverse tax consequences as a result of such foreclosure or transfer, then neither the Investor, nor any direct or indirect member or owner of such Investor, shall have any rights, claims or indemnification rights against or from the Company, Inland, Inland Parent, any Subsidiary or any of their Affiliates.

SECTION 8.2.               Permitted Transfers.

A.                                    The restrictions on Transfers under Section 8.1 shall not apply to any Transfer (for any consideration or no consideration) by Inland of all or any part of its LLC Interest.

B.                                    The restrictions on Transfers under Section 8.1 shall not apply to any Transfer (for any consideration or no consideration) by an Investor of all or any part of its LLC Interest to (i) an Affiliate or member of such Investor so long as such Affiliate or member is an accredited investor for purposes of Rule 501 under the Securities Act of 1933, as amended, after such Transfer, (ii) a trust for the benefit of the transferor or a trust for the benefit of a member of the transferor’s Family, or (iii) an organization described in Sections 170(b)(1)(A), 170 (c)(2), or 501(c)(3) of the Code; provided that (x) such transfer does not breach the provision of any loan documents to which the Company (or its Subsidiaries) are bound, (y) Inland is provided with at least ten (10) days advance notice of the proposed transfer, which notice shall identify the transferee and the interests to be transferred to the transferee, and (z) at all times the maximum number of Investors holding Units in the Company shall not exceed 12.

C.                                    Subject in all events to the provision of any loan documents to which the Company (or its Subsidiaries) are bound, from and after the day that is one (1) year after the Effective Date, the restrictions on Transfers under Section 8.1 shall not apply to pledges of all or any portion of an LLC Interest to a third-party institutional lender of a Member to secure indebtedness to such lender (but only to the extent that such indebtedness matures on or following the date that is five (5) years after the Effective Date), and the transfer of such LLC Interest to such lender upon foreclosure of the debt secured by such LLC Interest; but in the case of such foreclosure (y) such lender shall solely be an assignee and shall have no other rights under this Agreement except for the right to receive distributions and allocations and the right to receive the Investor Redemption Amount (but not the Redemption Price) upon meeting the requirements for delivering a Redemption Notice set forth in Section 10.1, and (z) from and after such foreclosure, Inland shall have the continuing right to deliver a Redemption Notice to such lender (without regard to the time periods described in Section 10.1.B hereof). Prior to the foreclosure of debt secured by an LLC Interest that is pledged to a Lender pursuant to this Section 8.2.C, Inland shall have no obligations whatsoever to such lender except as specifically set forth in a separate agreement executed by such lender, the Company, and the Member pledging such LLC Interest, which agreement shall be substantially in the form attached hereto as Exhibit B. Notwithstanding the foregoing, a pledge of all or any portion of an LLC Interest to a third-party institutional lender of a Member shall be prohibited if such pledge, together with any other pledges of LLC Interests hereunder, could result (following the foreclosure of all such pledges) in the number of Investors holding Units in the Company to exceed 12. For the avoidance of doubt, and notwithstanding any inference herein to the contrary, in the event that an interest in the Company is pledged in the manner provided above, the lender actually forecloses on such pledged interest, and such Investor (or its direct or indirect members or owners) suffers adverse tax consequences as a result of such foreclosure or transfer, then neither the Investor, nor any direct or indirect member or owner of such Investor, shall have any rights, claims or indemnification rights against or from the Company, Inland, Inland Parent, any Subsidiary or any of their Affiliates.

D.                                    A permitted transferee of a Member pursuant to Section 8.1.A, 8.2.A or 8.2B hereof that acquires the LLC Interest of a Member shall not be recognized by the Company as a Member and shall have only the rights of an assignee of the transferor Member’s LLC Interest, except upon compliance with the terms of Section 8.2.E. A Member who assigns all of its LLC Interest to a permitted transferee (other than the other Member) in accordance with the provisions of this Agreement shall nevertheless remain a Member of the Company subject to all the duties and obligations imposed on it under this Agreement until such time as the transferee of such LLC Interest is admitted to the Company as a substitute Member in accordance with Section 8.2.E. Upon any permitted assignment of an LLC Interest pursuant to Section 8.2, the transferor and transferee shall file with the Company an executed or authenticated copy of the written instrument of assignment or transfer.

E.                                     No transferee of the whole or a portion of a Member’s LLC Interest shall have the right to become a substituted Member in place of its transferor unless and until all of the following conditions are satisfied:

(i)                                     the transferor and transferee have executed and acknowledged such instruments as the Manager may reasonably deem necessary or desirable to effect such Transfer;

(ii)                                  a duly executed and acknowledged written instrument of transfer has been filed with the Company setting forth the intention of the transferor that the transferee become a substituted Member in its place;

(iii)                               the transferee accepts and agrees to be bound by all the provisions of this Agreement by executing and delivering a counterpart signature page hereto;

(iv)                              the transfer would not materially and adversely affect the treatment of the Company for tax purposes under the Code or the tax laws of any state in which the Company does business; and

(v)                                 the transferee demonstrates and agrees, to the satisfaction of the Manager determined in its sole and absolute discretion, that it has complied and shall comply with the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the USA Patriot Act), as amended from time to time.

SECTION 8.3.               Succession by Operation of Law.

A.                                    In the event of an Event of Bankruptcy with respect to a Member or the merger, consolidation, dissolution or liquidation of a Member, all of such Member’s rights to distributions and allocations by the Company, shall pass to such Member’s legal successor, but such legal successor shall not become a Member of the Company without the prior written consent of the Manager, which consent may be granted or withheld in all of the sole and absolute discretion of the Manager, and the compliance with the provisions of clauses (ii), (iii), (iv) and (v) of Section 8.2.E hereof.

B.                                    Upon occurrence of an Event of Bankruptcy of a Member, or any other event that causes a Member to cease to be a member of the Company, the business of the Company shall continue without dissolution. Notwithstanding any other provision of this Agreement, each Member waives any right that it might have under Section 18-801(b) of the Act to agree in writing to dissolve the Company upon the occurrence an Event of Bankruptcy or any other such event.

SECTION 8.4.               Additional Restrictions on Transfers.

The LLC Interests described in this Agreement have not been registered under the Securities Act of 1933, as amended (the “1933 Act”) or under the securities laws of the State of Delaware or any other jurisdiction (the “State Acts”). Consequently, in addition to any and all other restrictions on transferability set forth herein, the LLC Interests may not be sold, assigned, pledged, hypothecated or otherwise disposed of or Transferred, except in accordance with the provisions of the 1933 Act and the State Acts.

ARTICLE IX

DISSOLUTION AND TERMINATION OF THE COMPANY

SECTION 9.1.               Dissolution.

The Company shall be dissolved and commence winding up and liquidating only upon the first to occur of any of the following:

A.                                    The sale, condemnation or other disposition of all of the Properties and the receipt of all consideration therefor;

B.                                    At any time that there are no Members; or

C.                                    The written election of all the Members to dissolve, wind up and liquidate the Company.

SECTION 9.2.               Termination.

Notwithstanding any other provision of this Agreement, in all cases of valid, voluntary dissolution of the Company (the parties acknowledging that the right of a Member to cause an involuntary dissolution of the Company or a partition of the Company has been expressly waived, renounced and released under Sections 2.7 and 2.8 hereof), the business of the Company shall be wound up and the Company terminated as promptly as practicable thereafter, and each of the following shall be accomplished:

A.                                    The Manager shall cause to be prepared a statement setting forth the assets and liabilities of the Company as of the date of dissolution, a copy of which statement shall be furnished to all of the Members.

B.                                    The property and assets of the Company shall be liquidated by the Manager as promptly as possible, but in an orderly and businesslike and commercially reasonable manner. The Manager may, in the exercise of its business judgment and if commercially reasonable, determine to defer the sale of all or any portion of the property and assets of the Company if deemed necessary or appropriate to realize the fair market value of any such property or assets. The proceeds of any liquidation shall be distributed to the Members, to the extent remaining after funding all Company expenses and adequate reserves, in accordance with the positive Capital Account balances of the Members.

SECTION 9.3.               Liquidating Member.

Upon the dissolution of the Company, the Manager shall act as the liquidating member (in such capacity, the “Liquidating Member”). The Liquidating Member shall, upon the dissolution and upon completion of the winding up of the affairs of the Company, file appropriate certificate(s) to such effect in the proper governmental office or offices under the

LLC Act as then in effect. Notwithstanding the foregoing, each Member, upon the request of the Liquidating Member, shall promptly execute, acknowledge and deliver all such documents, certificates and other instruments as the Liquidating Member shall reasonably request to effectuate the proper dissolution and termination of the Company, including the winding up of the business of the Company. Any tax matters that are continuing as of the time of such liquidation and dissolution and/or that arise after such liquidation and dissolution (if such liquidation and dissolution should ever occur) shall be governed by the provisions of Section 7.4 hereof, and the provisions of this sentence shall survive any such liquidation and/or dissolution of the Company.

ARTICLE X

REDEMPTION RIGHTS

SECTION 10.1. Redemption.

A.                                    No later than the date that is four (4) years and three (3) months after the Effective Date (the “Initial Notification Date”), the Investors shall have the right, but not the obligation, to require the Company to purchase and redeem all of their Class B Units, or any portion thereof (so long as the aggregated Investor Invested Capital and Preferred Return of such portion is at least $3,000,000), in exchange for the Investor Redemption Amount (as such term is defined in Section 10.4 hereof) or for the Redemption Price (as described in Section 10.2.A), or for both, by delivering a Redemption Notice (as defined in Section 10.1.C below). The Investors may deliver additional Redemption Notices beginning on the fifth anniversary of the Effective Date and continuing thereafter until all Investor LLC Interests have been redeemed by the Company; provided, however, that (i) a Redemption Notice may not be delivered more frequently than once every six (6) months, and (ii) the aggregate Investor Redemption Amount and Redemption Price for all Investors is equal to or greater than the lesser of (i) Three-Million Dollars ($3,000,000) and (ii) the aggregate of the Investors’ Invested Capital and Unpaid Investor Preferred Return at such time.

B.                                    Inland shall have the continuing right, but not the obligation, to require the Company to purchase and redeem all or any part of an Investor’s Investor LLC Interest for the Investor Redemption Amount, and such Investor shall be required to assign such Investor LLC Interest, or portion thereof, if (except as provided in Section 10.1.E hereof) a Redemption Notice is delivered by Inland at any time (and from time to time) after the date which is five (5) years and six (6) months from the Effective Date; provided that (except as provided in Section 10.1.E hereof) the closing following a Redemption Notice delivered by Inland shall not be before the date that is six (6) years after the Effective Date; provided further that notwithstanding the foregoing but subject to Section 10.1.E hereof, at any time on or prior to the date that is four (4) years and three (3) months from the Effective Date the Investors shall have the right to deliver an irrevocable written notice to Inland deferring the initial date at which Inland has the right to cause the Company to purchase and redeem up to 1,000,000 of the Class B Units (as specified by the Investors), until the eighth anniversary of the Effective Date.

C.                                    In order to exercise the rights to require the Company to purchase and completely redeem the Investor LLC Interest, or portion thereof (the “Redemption Units”), under this

Section 10.1 and, if applicable, Section 10.2, the Investor or Inland, as appropriate (the “Exercising Member”), shall deliver to the other Members and to the Company an irrevocable written notice (the “Redemption Notice”) of the exercise of such right. To be valid, each Redemption Notice shall (i) identify the number of Class B Units that constitute the Redemption Units and that are to be redeemed by the Company pursuant to such Redemption Notice, and (ii) solely in the event that such Redemption Notice has been delivered by the Investors at any time during the period beginning on the REIT Exchange Date, identify how many of the Redemption Units will be redeemed for the Redemption Price in lieu of the Investor Redemption Amount at the Closing of such redemption. The delivery of the Redemption Notice by the Exercising Member shall constitute an irrevocable commitment by the affected Investor to transfer and deliver, and the Company to purchase and redeem, such Investor’s Redemption Units for the Investor Redemption Amount or the Redemption Price, as applicable. Closing on the purchase and redemption of the Redemption Units shall take place in accordance with Section 10.3 hereof.

D.                                    Upon the delivery of a Redemption Notice by the Exercising Member, Inland shall have sole authority to act on behalf of the Company to obtain at Closing (as defined in Section 10.3.A below) the funds required to completely redeem the Redemption Units, including borrowing money from third-party lenders, Members or Affiliates and seeking Capital Contributions from additional Members to be admitted to the Company.

E.                                     Notwithstanding any provision of this Section 10.1 and this Article X to the contrary, and specifically notwithstanding the time after which Inland is permitted to deliver a Redemption Notice under Section 10.1.B hereof, Inland shall have the right, but not the obligation, in its sole and absolute discretion, to deliver a Redemption Notice to an Investor and to cause the purchase and redemption of all of such Investor’s Investor LLC Interest pursuant to the terms of this Article X, at any time if such Investor breaches any of the provisions of Sections 2.7 or 2.8 hereof.

F.                                      For the avoidance of doubt, and notwithstanding any inference herein to the contrary, and except for a future event with respect to Class B Units equivalent to a “stock split” or “stock dividend,” while an Investor or Inland may deliver a Redemption Notice for only a portion of the Class B Units initially issued by the Company to an Investor, the aggregate number of Class B Units that can be the subject of Redemption Notices with respect to any individual Investor cannot exceed 100% of the Class B Units initially issued by the Company to such Investor, and the aggregate number of Class B Units that can be the subject of Redemption Notices cannot exceed 100% of the Class B Units initially issued by the Company on the date hereof.

SECTION 10.2. Redemption Price

A.                                    In the event that (i) an Investor delivers a Redemption Notice to Inland in which the Investor identifies Redemption Units for which such Investor elects to receive the Redemption Price in lieu of the Investor Redemption Amount (“Redemption Price Units”), and (ii) such Redemption Notice has been delivered by the Investor to the Manager at any time during the period beginning on the REIT Exchange Date, then the Redemption Price payable by Inland to such Investor for such identified Redemption Units shall be payable, at Inland’s election, either (x) by the issuance by Inland Parent of the number of shares of its Common

Stock equal to the product, expressed as a whole number, of (i) the Redemption Price Units, multiplied by (ii) the Redemption Factor (the “Stock Redemption Price”), or (y) in cash (the “Cash Redemption Price”), with an amount of cash (in immediately available funds) equal to (i) the number of shares of Common Stock that would be issued to the Investor if the Stock Redemption Price were paid for the Redemption Price Units (taking into account the adjustments required pursuant to the definition of “Redemption Factor”) multiplied by (ii) the Current Per Share Market Price computed as of the Computation Date. The Cash Redemption Price shall, in the sole and absolute discretion of the Manager, be paid in the form of cash, or cashier’s or certified check, or by wire transfer of immediately available funds to the Investor’s designated account. Notwithstanding the general provisions of this Section 10.2.A, in the event that the Redemption Price (determined, in the case of the Stock Redemption Price, based on the Current Per Share Market Price computed as of the Computation Date) is in excess of the Redemption Invested Capital of the Investor on the date hereof, then the Redemption Price shall be reduced by an amount that is equal to fifty percent (50%) of (x) the Redemption Price at such time, minus (y) the Redemption Invested Capital of the Investor on the date hereof (which reduction, in the case of the Stock Redemption Price, shall be taken into account by reducing the number of shares to be issued to the Investor).

B.                                    To facilitate the ability of Inland to fully perform its obligations hereunder, Inland covenants and agrees as follows:

(i)                                     At all times on and after the REIT Exchange Date, Inland Parent shall reserve for issuance such number of shares of Common Stock as may be necessary to enable Inland Parent to issue such shares in full payment of the Stock Redemption Price in regard to all Investor LLC Interest held by the Investors.

(ii)                                  In the event that an Investor properly elects to receive the Redemption Price, Inland or Inland Parent shall be required to pay the Cash Redemption Price to the extent that payment of the Stock Redemption Price by issuance of Common Stock would disqualify Inland Parent from being characterized as a REIT.

(iii)                               All Common Stock delivered to the Investors under this Article X shall be duly authorized, validly issued, free of any pledge, lien, encumbrance or restriction, and the Investor that receives such Common Stock under this Article X shall be deemed the owner of such Common Stock for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights; provided that notwithstanding the foregoing, in all events the Common Stock shall be subject to customary and ordinary course restrictions on transfer arising in connection with registration rights and securities law restrictions, and arising to protect the status of Inland Parent as a REIT.

C.                                    The Redemption Factor shall be subject to adjustment from time to time effective upon the occurrence of the following events and shall be expressed as a percentage, calculated to the nearest one-thousandth of one percent (.001%):

(i)                                     In case Inland Parent shall pay or make a dividend or other distribution in shares of Common Stock to all holders of the Common Stock, the Redemption Factor in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased in proportion to the increase in outstanding shares of Common Stock resulting from such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the record date fixed for such dividend or other distribution.

(ii)   In case outstanding shares of Common Stock shall be subdivided into a greater number of shares, the Redemption Factor in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Redemption Factor in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

D.            In case the shares of Common Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than subdivision or combination of shares or a stock dividend described in subparagraph (ii) of Section 10.2.C) then and in each such event an Investor, upon the election to receive the Redemption Price, shall have the right thereafter to receive the kind and amount of shares and other securities and property which would have been received upon such reorganization, reclassification or other change by holders of the number of shares that such Investor might have received immediately prior to such reorganization, reclassification or change.

E.            No fractional shares shall be issued upon redemption of Class B Units. Instead of any fractional share of Common Stock which would otherwise be issuable upon redemption of the Class B Units of an Investor, Inland shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the current market price per share at the close of business on the day of the Closing (or, if such day is not a Trading Day, on the Trading Day immediately preceding such day).

SECTION 10.3.  Closing.

A.            Any closing of the redemption of Redemption Units by the Company pursuant to Section 10.1 or 10.2 (each, a “Closing”) shall be held at the principal offices of the Company. Subject to any other specific time periods for Closing stated in this Agreement and in the sole discretion of the Company, a Closing shall occur as follows:

i.      For a Redemption Notice received on or before the Initial Notification Date, the Closing shall occur no later than the fifth anniversary of the Effective Date.

ii.     For any Redemption Notice received after the Initial Notification Date, the Closing shall occur no later than six (6) months following the delivery of the Redemption Notice to Inland, the Investors, or the Company, as applicable; provided, however, that if the Investor Redemption Amount under such Redemption Notice exceeds $10,000,000, the Company shall have an additional three (3) months, at its sole election, to pay such excess so long as it pays $10,000,000 of such Investor Redemption Amount within six (6) months following the delivery of such Redemption Notice.

Notwithstanding the foregoing, in the event that (i) an Investor properly elects to receive the Redemption Price at the Closing, and (ii) the Investor provides Inland with written notice, on or prior to November 1 of such calendar year, that such Investor intends to convey the Redemption Price Units or Stock Redemption Price to an organization described in Sections 170(b)(1)(A), 170 (c)(2), or 501(c)(3) of the Code, then Inland shall use its commercially reasonable good faith efforts to cause the Closing to occur on or prior to December 31 of such calendar year. The Company shall timely notify the Investors of the date of Closing.

B.            At the Closing, the affected Investor shall transfer and assign its Redemption Units to the Company or Inland, as applicable, free and clear of any liens, encumbrances or any interests of any third party and shall execute or cause to be executed any and all documents required to transfer fully good and clear title to the Redemption Units being transferred, including, but not limited to, any and all documents necessary to evidence such transfer. In the event that such Investor does not timely execute any and all documents necessary to evidence and effect such transfer and, in the case of a transfer of all of such Investor’s Investor LLC Interest, to reflect the complete and absolute withdrawal of such Investor from the Company at the Closing, then the Manager is hereby appointed the attorney-in-fact of, and is hereby authorized on behalf of, such Investor, to execute, acknowledge and deliver all such documents and take all such other actions as may be required to evidence and effect such transfer. Such appointment and authorization are coupled with an interest and are irrevocable. The failure by an Investor to execute any document shall not delay the Closing or cause the Closing to be ineffective.

C.            At each Closing, Inland shall (i) deliver the Stock Redemption Price or the Cash Redemption Price (and the Unpaid Investor Preferred Return associated with the applicable Redemption Units) and (ii) cause the Company to distribute to the Investor the Investor Redemption Amount, as applicable. If any consents from lenders or otherwise are required in order to carry out any provision of this Agreement, the parties hereby agree to cooperate in good faith and will proceed promptly and diligently to obtain all such consents; provided, however, that the failure to obtain any such consent may be waived by Inland in its sole and absolute discretion.

SECTION 10.4.  Investor Redemption Amount.

A.            The entire purchase price payable by the Company to an Investor (or its members) for Redemption Units other than Redemption Price Units (the “Investor Redemption Amount”) shall be an amount equal to the product of the following:

(i)    the Unpaid Investor Preferred Return as of the date of a Closing as reasonably determined by the Company’s accountant plus the Investor’s Invested Capital as of the date of the Closing and

(ii)   a fraction, of which the numerator is the number of the Investor’s Redemption Units other than Redemption Price Units (as set forth in the Redemption

Notice) and the denominator is the total outstanding Investor’s Class B Units immediately prior to the purchase and redemption.

The parties agree that for purposes of making the foregoing determinations, the books of the Company shall be closed as of the Closing.

B.            Each party hereby covenants and agrees that in the case the Company purchases and redeems all of an Investor’s Investor LLC Interest and pays the full Investor Redemption Amount and Redemption Price, as applicable, thereafter such Investor shall have no rights with respect to the Company and the assets of the Company either as owner, lender or otherwise and such Investor shall have no right to receive any further payments or distributions from the Company under the terms of this Agreement or otherwise, specifically including, but not limited to, the Unpaid Investor Preferred Return, if any, the Investor’s Capital Account and the Investor’s Invested Capital. This Section 10.4.B shall also apply to the Affiliates of the Investors at the time all Investor LLC Interests have been purchased and redeemed.

SECTION 10.5.  Additional Provision Relating to Redemptions.

Notwithstanding any provision of this Agreement to the contrary, the Invested Capital and the Investor Preferred Return of the Investors shall be calculated and determined for each Class B Unit separately. Upon the Closing of the redemption of any Redemption Units where the Investor Redemption Amount is paid, the Investor Redemption Amount paid to an Investor shall be allocated only among the Class B Units of such Investor that are being redeemed such that such payment of the Investor Redemption Amount shall be applied solely to reduce the Unpaid Investor Preferred Return and the Investor’s Invested Capital for the redeemed Class B Units. Upon the Closing of the redemption of any Redemption Units where the Redemption Price is paid, the Unpaid Investor Preferred Return and the overall Invested Capital of the applicable Investor shall be reduced solely by the amounts of the Investor Preferred Return and Invested Capital associated with the applicable Redemption Units.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1.  Amendment.

Amendments to this Agreement may be proposed by the Manager or by any Member. A proposed amendment will be effective at such time as it is approved by all of the Members.

SECTION 11.2.  Further Assurances.

Each Member agrees to execute, acknowledge, deliver, file, record and publish such further certificates, amendments to certificates, instruments and documents, and do all such other acts and things as may be required by law, or as may be required to carry out the intent and purposes of this Agreement.

SECTION 11.3.  Notices.

All notices, requests or demands to be given under this Agreement from one party to the other (collectively, “Notices”) shall be in writing and shall be given by personal delivery, or by overnight courier service for next Business Day delivery at the other party’s address set forth below, or by telecopy transmission at the other party’s facsimile telephone number set forth below (with a copy of such telecopy transmission being given to receiving party by deposit, on the day of such transmission, with an overnight courier service for next Business Day delivery to the receiving party). Notices given by personal delivery (i.e. by the sending party or a messenger) shall be deemed given on the date of delivery, Notices given by overnight courier service shall be deemed given upon deposit with the overnight courier service and Notices given by telecopy transmission shall be deemed given on the date of transmission provided such transmission is completed by 5:00 p.m. (sending party’s local time) on a Business Day, otherwise such delivery shall be deemed to occur on the next succeeding Business Day. If any party’s address is a business, receipt by a receptionist, or by any person in the employ of such party, shall be deemed actual receipt by the party of Notices. Notices may be issued by an attorney for a party and in such case such Notices shall be deemed given by such party. Until further notice, notices and other communications under this Agreement shall be addressed to the parties listed below as follows:

(i)            If to an Investor, to:

Territory Incorporated

5785 Centennial Center Blvd., #230

Las Vegas, NV 89149

Attention: Terri Sturm

Email: tsturm@territoryinc.com

With a copy (which shall be for informational purposes only) to:

Law Office of Leslie Hollmann, LLC

5785 Centennial Center Blvd., #230

Las Vegas, NV 89149

leslie@hollmannlaw.com

and with a copy to:

Parr Brown Gee & Loveless

185 South State Street, Suite 185

Salt Lake City, UT 84111

Attention: David E. Gee, Esq.

Email: dgee@parrbrown.com

(ii)           If to the Company or Inland, to:

c/o Inland Diversified Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Attention: Chief Financial Officer

and with copies (which shall be for informational purposes only) to:

c/o The Inland Real Estate Group, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Attention: General Counsel

and to:

Inland Diversified Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Attention: Barry Lazarus

Any Member may designate another addressee (and/or change its address) for Notices hereunder by a Notice given pursuant to this Section. Copies of Notices are for informational purposes only, and a failure to give or receive copies of any Notice shall not be deemed a failure to give notice, and shall in no way adversely affect the effectiveness of such Notice given to the addressee party.

SECTION 11.4.  Independent Representation.

Inland hereby acknowledges and agrees that it has consulted its independent counsel with respect to the tax and non-tax consequences of its investment in the Company, and that neither the Investors nor any Investor Affiliate shall have any liability to Inland or its Affiliates as a result of any adverse consequences to Inland, or any direct or indirect partner (or other equity owner) of Inland, as a result of Inland’s investment in the Company or Inland’s ownership of an LLC Interest in the Company. Each Investor hereby acknowledges and agrees that it has consulted its independent counsel with respect to the tax and non-tax consequences of its investment in the Company, and that neither Inland nor any Inland Affiliate shall have any liability to any Investor or any Investor Affiliate as a result of any adverse consequences to an Investor or any Investor Affiliate as a result of such Investor’s investment in the Company, such Investor’s ownership of an LLC Interest in the Company or such Investor’s possible withdrawal from the Company. The foregoing provision is not intended to and shall not operate to diminish or limit the liability of either Member resulting from such Member’s breach of or default under any provision of this Agreement.

SECTION 11.5.  Governing Law.

This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).

SECTION 11.6.  Captions.

All titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

SECTION 11.7.  Pronouns.

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, and neuter, singular and plural, as the identity of the party or parties may require.

SECTION 11.8.  Successors and Assigns.

This Agreement shall be binding upon the parties hereto and their respective executors, administrators, legal representatives, heirs, successors and permitted assigns, and shall inure to the benefit of the parties hereto and their respective executors, administrators, legal representatives, heirs, successors and permitted assigns.

SECTION 11.9.  Extension Not a Waiver.

No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to a Member or the Company shall impair or affect the right of such Member or the Company thereafter to exercise the same. Any extension of time or other indulgence granted to a Member hereunder shall not otherwise alter or affect any power, remedy or right of any other Member or of the Company, or the obligations of the Member to whom such extension or indulgence is granted.

SECTION 11.10.  Construction.

None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or any third party. No Member shall be obligated personally for any debt, obligation or liability of the Company solely by being a Member of the Company.

SECTION 11.11.  Severability.

In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and other application thereof shall not in any way be effected or impaired thereby.

SECTION 11.12.  Consents.

Unless otherwise provided in this Agreement to the contrary, any consent or approval to any act or matter required under this Agreement must be in writing and shall apply only with respect to the particular act or matter to which such consent or approval is given, and shall not relieve any Member from the obligation to obtain the consent or approval, as applicable, wherever required under this Agreement to any other act or matter.

SECTION 11.13.  Entire Agreement.

This Agreement, together with the Purchase and Contribution Agreement and the Purchase and Sale Agreement and any other agreement ancillary or related hereto or thereto, contains the entire agreement among the parties hereto relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein are terminated. Amendments, variations, modifications or changes herein may be made effective and binding upon the parties by, and only by, the setting forth of same in a document duly executed by each party, and any alleged amendment, variation, modification or change herein which is not so documented shall not be effective as to any party.

SECTION 11.14.  Rules of Construction.

Unless the context clearly indicates to the contrary, the following rules apply to the construction of this Agreement:

(i)      Words importing the singular number include the plural number and words importing the plural number include the singular number.

(ii)     Words of the masculine gender include correlative words of the feminine and neuter genders.

(iii)    The table of contents and the headings or captions used in this Agreement are for convenience of reference and do not constitute a part of this Agreement, nor affect its meaning, construction, or effect.

(iv)    Words importing persons include any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

(v)     Any reference in this Agreement to a particular “Article,” “Section” or other subdivision shall be to such Article, Section or subdivision of this Agreement unless the context shall otherwise require.

(vi)    Each reference in this Agreement to an agreement or contract shall include all amendments, modifications, and supplements to such agreement or contract unless the context shall otherwise require.

(vii)   When any reference is made in this document or any of the schedules or exhibits attached hereto to the Agreement, it shall mean this Agreement, together with all other schedules and exhibits attached hereto, as though one document.

SECTION 11.15. Counterparts.

This Agreement may be executed in any number of counterparts, and each such counterpart will for all purposes be deemed an original, and all such counterparts shall constitute one and the same instrument.

ARTICLE XII

REPRESENTATIONS AND WARRANTIES

SECTION 12.1. Representations and Warranties of Inland.

Inland hereby represents and warrants the following to each Investor, each of which is true and correct on the Effective Date. Inland acknowledges that the execution of this Agreement by each Investor has been made, and the transfer by each Investor of the Properties will have been made, in material reliance by each Transferor on such representations and warranties:

(i)       Organization and Authority. Inland is duly organized, validly existing and in good standing under the laws of the state of Delaware and has full power, authority and legal right to execute and deliver and to perform and observe the provisions of this Agreement, and all other instruments provided for therein to which it is or will be a party, and otherwise carry out the transactions contemplated hereunder and thereunder.

(ii)      Due Authorization. This Agreement has been duly authorized, executed and delivered by Inland, and constitutes the valid and binding obligations of Inland enforceable against it in accordance with their respective terms.

(iii)     No Consents Required for Execution. To the knowledge of Inland, no consent, approval or other authorization of, or registration, declaration or filing with, any governmental authority is required for the due execution and delivery of this Agreement, or any other documents to be executed by Inland hereunder, or for the performance by or the validity or enforceability thereof against Inland.

(iv)     No Pending Actions. Except as disclosed in Inland Parent’s most recent quarterly report filed with the SEC on Form 10-Q, Inland has not been served in any action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding, including tax audits, and to the knowledge of Inland, none of the foregoing is threatened, against or affecting Inland, seeking to enjoin, challenge or collect damages in connection with the transactions contemplated hereunder or under any of the other agreements which could reasonably be expected to cause a material adverse change in the financial condition of Inland or materially affect the ability of Inland to carry out the transactions contemplated hereunder or thereunder.

(v)      No Violations. The execution and delivery of this Agreement, and all other documents to be executed by Inland hereunder, compliance with the provisions hereof and thereof and the consummation of the transactions contemplated hereunder and thereunder will not result in a breach or violation of (a) to the knowledge of Inland, any governmental requirement now in effect applicable to Inland; (b) the organizational documents of Inland; (c) to the knowledge of Inland, any judgment, order or decree of any governmental authority binding upon Inland; or (d) to the knowledge of Inland, any agreement or instrument to which Inland is a party or by which it is bound.

[SIGNATURES ON NEXT PAGE]

WHEREFORE, the parties hereto have duly executed this Limited Liability Company Agreement of INLAND TERRITORY, L.L.C. under seal as of the day and year first above written.

INLAND:

INLAND TERRITORY MEMBER, L.L.C.,
a Delaware limited liability company

By:	Inland Diversified Real Estate Trust, Inc.,
a Maryland corporation, its sole member

By:
Name:
Its:

INVESTORS:

CENTENNIAL CENTRE, L.L.C.,
a Nevada limited liability company

By:	Westdale Development, L.L.C.,
a Nevada limited liability company,
its Manager

	By:	/s/ Terri Sturm
Terri Sturm, Manager

EASTERN - BELTWAY, Ltd.,
a Nevada limited liability company,

By:	/s/ Terri Sturm
Terri Sturm, Manager

RETAIL DEVELOPMENT PARTNERS, LLC,
a Nevada limited liability company

By:	RDP Manager, Inc.
a Nevada corporation,
its manager

	By:	/s/ Terri Sturm
Terri Sturm, President

CENTENNIAL GATEWAY, LLC,
a Nevada limited liability company

By: Centennial Partners, LLC
a Nevada limited liability company,
its manager

By: Sturm Enterprises, LLC
a Nevada limited liability company,
its manager

		By:	/s/ Terri Sturm
Terri Sturm, Manager

LIMITED LIABILITY COMPANY AGREEMENT
OF

INLAND TERRITORY, L.L.C.

Names, Addresses, Invested Capital, Class of Units and Number of Units of Members

Schedule A

	Initial Invested
Name and Address	Capital	Class A Units	Class B Units
Centennial Centre, L.L.C.	$20,000,000	—	2,000,000
5785 Centennial Center Boulevard,
Suite 230
Las Vegas, NV 89149

Eastern — Beltway, Ltd.	$1,700,000	—	170,000
5785 Centennial Center Boulevard
Suite 230
Las Vegas, NV 89149

Retail Development Partners, LLC	$2,700,000	—	270,000
5785 Centennial Center Boulevard
Suite 230
Las Vegas, NV 89149

Centennial Gateway, LLC	$5,600,000	—	560,000
5785 Centennial Center Boulevard,
Suite 230
Las Vegas, NV 89149

Inland Territory Member, L.L.C.	$107,687,390	10,768,739	—
c/o Inland Diversified Real Estate
Trust, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
TOTALS	$137,687,390	10,768,739	3,000,000

Centennial Center, L.L.C. owns 100% of the membership interests of Centennial Holdings, L.L.C., a Nevada limited liability company that is a disregarded entity for federal income tax purposes. Centennial Center L.L.C. has caused Centennial Holdings, L.L.C. to (i) contribute property to the Company and (ii) assign its rights to any interest in the Company to Centennial Center, L.L.C.

LIMITED LIABILITY COMPANY AGREEMENT
OF

INLAND TERRITORY, L.L.C.

Gross Asset Values of Properties Contributed, as of the Effective Date

Schedule B

Gross Asset Value as of the Effective
Contributing Member	Date
Centennial Centre, L.L.C.	$128,100,000
Eastern — Beltway, Ltd.	$62,000,000
Centennial Gateway, LLC	$54,500,000
Retail Development Partners, LLC	$26,200,000

The Gross Asset Value of the Property contributed by Centennial Centre, L.L.C. includes amounts attributable to its wholly owned subsidiary, Centennial Holdings, L.L.C.

2

LIMITED LIABILITY COMPANY AGREEMENT
OF

INLAND TERRITORY, L.L.C.

Regulatory Allocations

Schedule 5.2

1.             Definitions.

The defined terms used in this Schedule 5.2 shall have meanings specified in the Limited Liability Company Agreement to which this Schedule 5.2 is attached:

2.             Regulatory Allocations.

A.            Prior to any other allocations under Article V, the following special allocations shall be made in the following order:

1.             Minimum Gain Chargeback.   Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provision of Section 5.2, if there is a net decrease in Company Minimum Gain during any fiscal year, each Member shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations §1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f) (6) and 1.704-2(j) (2) of the Treasury Regulations. This Paragraph A.1 is intended to comply with the minimum gain charge back requirement in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

2.             Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i) (4) of the Treasury Regulations, notwithstanding any other provision of Section 5.2, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i) (5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt, determined in accordance with Treasury Regulations §1.704-2(i) (4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i) (4) and 1.704-2(j) (2) of the Treasury Regulations. This Paragraph A.2 is intended to comply with the minimum gain charge

3

back requirement in Section 1.704-2(i) (4) of the Treasury Regulations and shall be interpreted consistently therewith.

3.             Qualified Income Offset.   Any Member who unexpectedly receives any adjustment, allocation, or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(5) or (6) shall be specially allocated items of income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain for such year) in an amount and manner sufficient to eliminate any deficit balance in such Member’s Capital Account resulting therefrom, as quickly as possible, such allocations to be made in accordance with the “qualified income offset” provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(3).

4.             Gross Income Allocation.   In the event any member has a deficit Capital Account at the end of any fiscal year which is in excess of the amount such Member is obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specifically allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Paragraph A.4 shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such amount after all other allocations provided for in Article V have been made as if this Paragraph A.4 were not in the Agreement.

5              . Member Nonrecourse Deductions.   Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations §1.704-2(i) (1).

B.            Section 754 Adjustments.   To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations §1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Treasury Regulations §1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulations §1.704-1(b)(2)(iv)(m)(4) applies.

4

LIMITED LIABILITY COMPANY AGREEMENT
OF

INLAND TERRITORY, L.L.C.

Exhibit A

Reimbursement Agreement

5

REIMBURSEMENT AGREEMENT

(INLAND TERRITORY)

THIS REIMBURSEMENT AGREEMENT (“Agreement”) is entered into effective as of December 27, 2012 (the “Effective Date”) by and among Inland Territory, L.L.C., a Delaware limited liability company (“Company”); Centennial Centre, L.L.C., a Nevada limited liability company, Eastern — Beltway, Ltd., a Nevada limited liability company, Centennial Gateway, LLC, a Nevada limited liability company, and Retail Development Partners, LLC, a Nevada limited liability company (each, a “Reimbursor” and collectively, the “Reimbursors”); and the undersigned wholly-owned subsidiaries of the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”).

RECITALS

A.            Under that certain Limited Liability Company Agreement of Inland Territory, L.L.C. (the “LLC Agreement”), dated December 27, 2012, the Reimbursors have the option from time to time to guarantee debt of the Company or a Subsidiary in an amount not to exceed the Maximum Investor Recourse Amount. All capitalized terms used in this Agreement and not otherwise defined herein shall have the same meaning given to them in the LLC Agreement.

B.            The Company or its Subsidiaries currently are liable to third-party lenders for nonrecourse indebtedness for the amounts set forth on Exhibit A attached hereto. In connection with such nonrecourse indebtedness, the Company and the Reimbursors have agreed that if the Company or a Subsidiary, as applicable (the “Responsible Party”), defaults on any Loan, as defined herein, and if the assets of the Responsible Party are otherwise insufficient to repay such Loan, the Reimbursors will pay or reimburse a portion of that deficiency.

C.            Each Subsidiary of the Company is a disregarded entity or partnership for U.S. federal income tax purposes.

D.            The parties desire to enter into this Agreement to evidence the Reimbursors’ reimbursement obligation with respect each Loan.

AGREEMENT

NOW, THEREFORE, for and in consideration of the covenants set forth below and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings unless the context clearly requires otherwise:

(a)           “Agreement” means this Reimbursement Agreement, as amended from time to time.

(b)           “Company” means Inland Territory, L.L.C., a Delaware limited liability company.

(c)           “Default” means an event of default under the applicable Loan Documents.

(d)           “Lender” means with respect to any Loan, the party to whom a Responsible Party is indebted under the Loan Documents with respect to such Loan.

(e)           “LLC Units” has the meaning set forth in Section 2 below.

(f)            “Loan” means a form of indebtedness of a Responsible Party to a Lender as evidenced by a promissory note.

(g)           “Loan Documents” means as to any Loan, all of the promissory notes, loan agreements, deeds of trust, mortgage agreements and other agreements evidencing or securing such loan.

(h)           “Maximum Reimbursement Obligation” means the maximum loan amount for which a Reimbursor is responsible, and as to each Loan is set forth on Exhibit A.

(i)            “Reimbursement Obligation” has the meaning set forth in Section 3(a) below.

(j)            “Reimbursor” has the meaning set forth above.

(k)           “Responsible Party” has the meaning set forth above.

(l)            “Share” means the percentage of any Shortfall Amount for which a Reimbursor is responsible. As to each Loan, each Reimbursor’s Share is set forth on Exhibit A.

(m)          “Shortfall Amount” means the excess, if any, of the Maximum Reimbursement Obligation of a Loan that is in Default over (ii) the sum of all amounts recovered and the fair market value of all property obtained by the Lender, if any, from the Responsible Party under the Loan after the Default in proceedings against such Responsible Party under the applicable Loan Documents (including, without limitation, principal, interest, late fees, penalties, and costs of collection).

2.             Term.     Except as otherwise provided below, each Reimbursor’s obligation hereunder with respect to a Loan shall remain effective from the date hereof through the earlier of: (a) repayment in full of such Loan; (b) the sixth anniversary date of this Agreement, or such later date as the Reimbursor may irrevocably designate from time to time by written notice given to the Company at least 30 days prior to the date this Agreement would otherwise terminate; or (c) the 90th day after the date that the Reimbursor ceases to own any membership units in the Company (“LLC Units”). Notwithstanding the foregoing, if at the time a Reimbursor’s obligations hereunder with respect to a Loan would otherwise terminate, such Loan is in Default or an event has occurred which with the passage of time will result in a Default under such Loan, then this Agreement shall not terminate as to the Reimbursor and the Reimbursor’s obligations hereunder with respect to such Loan shall continue in full force and effect until such Default is cured under the terms of the Loan Documents and any required reimbursement from Reimbursor is paid in full.

3.             Reimbursement Obligations.

(a)           In the event of a Default with respect to a Loan, each Reimbursor shall contribute to the Responsible Party as to such loan, or, if directed by the Company, pay directly to the Lender on behalf of such Responsible Party, an amount equal to the Reimbursor’s allocable Share of the Shortfall Amount after the Lender has fully and completely exhausted its remedies against the assets of the Company and its Subsidiaries. Each Reimbursor’s allocable Share and maximum reimbursement liability under this Agreement with respect to each Loan is set forth on Exhibit A. No demand shall be made under this Agreement for payment or contribution of the Shortfall Amount or any portion thereof until such time as the Lender shall have fully and completely exhausted any and all remedies it has against the other assets of the Company and its Subsidiaries (including any real and personal property securing the repayment of such Loan). For purposes of federal income taxation, a payment made by a Reimbursor to or on behalf of a Responsible Party that is a Subsidiary of the Company shall be treated as a contribution of capital to the Company. In no event shall any such payment to or on behalf of a Subsidiary constitute an investment in, or evidence or give rise to, any equity ownership in the Subsidiary. The amount that a Reimbursor is required to pay under this Agreement is referred to as its “Reimbursement Obligation.”

(b)           If: (i) a Reimbursor, other than an individual, distributes to one or more of its partners or members some, but not all, of the Reimbursor’s LLC Units (or the proceeds from the exchange or other disposition of some, but not all, of such LLC Units) in complete redemption of their ownership interests in the Reimbursor; (ii) no Default has occurred and is continuing with respect to any Loan; and (iii) neither a Default nor an event which with the passage of time will give rise to a Default occurs within 90 days after such distribution, then the maximum amount of the Reimbursement Obligation otherwise applicable to the distributing Reimbursor under Section 3(a) above shall be reduced by a percentage equal to a fraction the numerator of which is the number of such LLC Units distributed, exchanged, or redeemed and the denominator of which is the total number of LLC Units that the Reimbursor owned immediately prior to the distribution. For example, if 2,000 out of 10,000 LLC Units that a Reimbursor holds are distributed to a partner or member in the Reimbursor and the conditions of this Section 3(b) are met, the otherwise applicable Maximum Reimbursement Obligation of that Reimbursor as to each Loan set forth on Exhibit A would be reduced by 20%.

(c)           Each Reimbursor shall be liable with respect to its allocable Reimbursement Obligation until termination of that obligation under Section 2 or Section 3(b) above. Termination or reduction of a Reimbursor’s Obligations under this Agreement shall not increase, decrease, or otherwise affect the allocable Reimbursement Obligation of any other Reimbursor.

(d)           Notwithstanding any agreement between any Reimbursor and any other person, or any state law or interpretation thereof, no Reimbursor shall be entitled to indemnification, contribution, or reimbursement from any other person with respect to any amounts paid or payable by Reimbursor hereunder, except for Reimbursor’s right to reimbursement under any separate reimbursement agreement executed by its partners or members.

4.             Miscellaneous.

(a)           Each Lender and its successors in interest are intended to be third-party beneficiaries of this Agreement.

(b)           This Agreement shall be binding upon, and shall inure to the benefit of, the successors in interest and assigns of the parties hereto.

(c)           This Agreement may be executed in one or more counterparts, all of which shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

(d)           This Agreement may be amended at any time with the written consent of the Company and each Reimbursor affected by such amendment. No such amendment shall require the consent of any third party beneficiary of this Agreement.

(Signature pages follow; remainder of page intentionally left blank)

IN WITNESS WHEREOF, the parties have executed this Reimbursement Agreement as of the date first above written.

COMPANY:

INLAND TERRITORY, L.L.C.,
a Delaware limited liability company,

By: Inland Diversified Real Estate Trust Inc., its
managing member

By:

Name:

Title:

[Signatures Follow]

Signature Page to Reimbursement Agreement (Inland Territory)

RESPONSIBLE PARTIES (IN ADDITION TO THE COMPANY):

Inland Diversified Las Vegas Centennial Center, L.L.C., a Delaware limited liability company

By:	Inland Territory, L.L.C.,
a Delaware limited liability company, its sole member

	By:	Inland Territory Member, L.L.C.,
a Delaware limited liability company, its managing member

	By:	Inland Diversified Real Estate Trust, Inc.,
a Maryland corporation, its sole member

By:
Name:
Its:

[Signatures Follow]

Signature Page to Reimbursement Agreement (Inland Territory)

Inland Diversified Las Vegas Centennial Gateway, L.L.C., a Delaware limited liability company

By:	Inland Territory, L.L.C.,
a Delaware limited liability company, its sole member

	By:	Inland Territory Member, L.L.C.,
a Delaware limited liability company, its managing member

	By:	Inland Diversified Real Estate Trust, Inc.,
a Maryland corporation, its sole member

By:
Name:
Its:

[Signatures Follow]

Signature Page to Reimbursement Agreement (Inland Territory)

Inland Diversified Las Vegas Eastern Beltway, L.L.C.,
a Delaware limited liability company

By:	Inland Territory, L.L.C.,
a Delaware limited liability company, its sole member

	By:	Inland Territory Member, L.L.C.,
a Delaware limited liability company, its managing member

	By:	Inland Diversified Real Estate Trust, Inc.,
a Maryland corporation, its sole member

By:
Name:
Its:

[Signatures Follow]

Signature Page to Reimbursement Agreement (Inland Territory)

Inland Diversified Henderson Eastgate, L.L.C.,
a Delaware limited liability company

By:	Inland Territory, L.L.C.,
a Delaware limited liability company, its sole member

	By:	Inland Territory Member, L.L.C.,
a Delaware limited liability company, its managing member

	By:	Inland Diversified Real Estate Trust, Inc.,
a Maryland corporation, its sole member

By:
Name:
Its:

[Signatures Follow]

Signature Page to Reimbursement Agreement (Inland Territory)

REIMBURSORS:

CENTENNIAL CENTRE, L.L.C., a Nevada limited liability company

By:		Westdale Development, L.L.C.,
a Nevada limited liability company,
its Manager

By:
Terri Sturm, Manager

EASTERN - BELTWAY, LTD.,
a Nevada limited liability company

By:
Terri Sturm, Manager

RETAIL DEVELOPMENT PARTNERS, LLC, a Nevada limited liability company

By:		RDP Manager, Inc.
a Nevada corporation,
its manager

By:
Terri Sturm, President

CENTENNIAL GATEWAY, LLC,
a Nevada limited liability company

By:		Centennial Partners, LLC
a Nevada limited liability company,
its manager

	By:	Sturm Enterprises, LLC
a Nevada limited liability company,
its manager

By:
Terri Sturm, Manager

Signature Page to Reimbursement Agreement (Inland Territory)

EXHIBIT A

REIMBURSEMENT OBLIGATION WITH RESPECT TO LOANS

Loan to Inland Diversified Las Vegas Eastern Beltway, L.L.C., from Cantor Commercial Real Estate Lending, L.P., as evidenced by that certain Promissory Note dated December 27, 2012 with a principal amount of $34,100,000.

		Maximum
		Reimbursement
Reimbursor	Share	Obligation
Centennial Centre, L.L.C.	.01%	$1,000
Eastern — Beltway, Ltd.	83.92%	6,766,838
Retail Development Partners, LLC	7.41%	698,245
Centennial Gateway, LLC	8.66%	597,611
Total	100.00%	$8,062,694

Loan to Inland Diversified Las Vegas Centennial Center, L.L.C., from Cantor Commercial Real Estate Lending, L.P., as evidenced by that certain Promissory Note dated December 27, 2012 with a principal amount of $70,455,000.

		Maximum
		Reimbursement
Reimbursor	Share	Obligation
Centennial Centre, L.L.C.	0.01%	$1,000
Eastern — Beltway, Ltd.	83.92%	13,981,161
Retail Development Partners, LLC	7.41%	1,442,664
Centennial Gateway, LLC	8.66%	1,234,742
Total	100.00%	$16,658,567

Loan to Inland Diversified Las Vegas Centennial Gateway, L.L.C. and Inland Diversified Henderson Eastgate, L.L.C., from The Royal Bank of Scotland PLC, as evidenced by that certain Promissory Note dated December 27, 2012 with a principal amount of $44,385,000.

		Maximum
		Reimbursement
Reimbursor	Share	Obligation
Centennial Centre, L.L.C.	0.01%	$1,000
Eastern — Beltway, Ltd.	83.92%	8,807,804
Retail Development Partners, LLC	7.41%	908,845
Centennial Gateway, LLC	8.66%	777,859
Total	100.00%	$10,494,508

Exhibit A to Reimbursement Agreement (Inland Territory)

LIMITED LIABILITY COMPANY AGREEMENT
OF

INLAND TERRITORY, L.L.C.

Exhibit B

Acknowledgment and Consent

ACKNOWLEDGMENT AND CONSENT
(INLAND TERRITORY, L.L.C.)

THIS ACKNOWLEDGMENT AND CONSENT (“Agreement”) is made and entered into this        day of                       ,            (the “Closing Date”) by and among                                    (“Lender”);                                     , a [Nevada limited liability company] (“Pledgor”); and Inland Territory, L.L.C., a Delaware limited liability company (the “Company”).

RECITALS:

A.            Pledgor is a non-managing Member of the Company pursuant to that certain Limited Liability Company Agreement of Inland Territory, L.L.C., dated as of December 27, 2012 ([as amended,] the “LLC Agreement”). Under the LLC Agreement, Pledgor holds all right, title and interest in not less than [                          ] Class B Units (the “Pledged Units”) of the Company. As of the date of this Agreement, the Pledged Units are evidenced by the LLC Unit Certificate referred to on Exhibit A (the “Certificate”). All references herein to the Pledged Units shall include any and all additional or substituted non-managing Member Units, from time to time pledged to Lender pursuant to the Loan, as defined below, and all references herein to the Certificate shall include the certificates related to such additional or substituted non-managing Member Units.

B.            Lender is making a [description of loan purpose] in the amount of [                                             ($                            )] (as such and as hereafter amended, supplemented or otherwise modified from time to time, the “Loan”).

C.            The Loan is secured by all of Pledgor’s right, title and interest in the Pledged Units.

D.            The parties hereto desire to enter into this Agreement for the purpose of setting forth certain agreements among Lender, Pledgor, and the Company with respect to the Collateral (as hereinafter defined).

E.            Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the LLC Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Definitions. As used in this Agreement, the following terms shall have the meanings hereinafter set forth unless the context shall otherwise require.

a.             “Account” shall mean Account No.                            at [                          ,] located at [                                          ], and any replacement or successor accounts.

b.             “Collateral” shall mean, collectively, the Pledged Units, the Account, all registration and other rights, title interests and benefits in the Pledged Units and Account, including without any limitation, any and all securities issued or issuable on the conversion or redemption of the Pledged Units, or cash or other distributions of every kind in respect of any of the foregoing.

c.             “Default” shall mean any [“Event of Default”] as that term is defined in the Loan Documents.

d.             “Loan Documents” means [                                        ].

2.             Acknowledgment of Pledge.

a.             In compliance with Section 8.2.C of the LLC Agreement, the Company hereby agrees, acknowledges and approves (i) the grant by Pledgor to Lender of a security interest in the Collateral pursuant to the Loan, and (ii) subject to Section 5 below, the transfer to Lender at foreclosure of the Pledged Units upon foreclosure (or transfer in lieu of foreclosure, with each reference herein to foreclosure to include such a transfer) thereon by Lender under or pursuant to the Loan. Upon execution of this Agreement by the Company, the Company agrees to note in its books and records that Pledgor has granted to Lender a security interest in the Collateral.

b.             The parties acknowledge and agree that by virtue of Lender holding a security interest in the Pledged Units (i) Lender is not, and in no event shall become, a Member under the LLC Agreement, (ii) prior to receiving notice of Default (unless specifically otherwise set forth in this Agreement), Company has no obligation whatsoever to Lender, and (iii) Lender does not and shall not undertake any obligations or liabilities of Pledgor of any nature whatsoever pertaining to the Pledged Units or under the LLC Agreement.

3.             Notices. Following receipt by the Company of written notice from Lender that a Default has occurred and is continuing (a “Default Notice”) (which notice shall specifically reference this Section 3), unless and until the Company has received written notice from Lender to the effect that Lender no longer claims any interest in the Collateral, (a) the Company shall send to Lender a copy of each notice sent to holders of Class B Units by the Company under the LLC Agreement as and when it delivers such notice to Pledgor and (b) the Company shall also send to Lender a copy of each other communication, report or other information from time to time sent to Pledgor as holder of the Pledged Units.

4.             Distributions. Following receipt by the Company of a Default Notice (which notice shall specifically reference this Section 4), upon the written instruction of Lender and until written instructions to the contrary are received from Lender:

2

a.                                      (i) The Company shall remit to the account, [No.                         , at                                                                                                                         ], as follows:

for the benefit of Lender, all cash distributions otherwise payable to Pledgor in respect of the Pledged Units. Following execution of this Agreement, and until the Company receives a Notice of Default, all rights of Pledgor as a Member (e.g., to exercise the voting or other consensual rights, to receive cash distributions, to provide a Redemption Notice to the Company) that Pledgor would otherwise be entitled to exercise in respect of the Collateral shall continue, and Lender shall have no such rights. Any amounts paid to the Account for the benefit of Lender as contemplated by the terms of the foregoing shall be treated as amounts paid or distributed to Pledgor for all purposes of the LLC Agreement, or other agreement pursuant to which the payment or distribution is made or is required to be made and shall be deemed to satisfy the obligations of the Company to make such payment thereunder. Pledgor hereby agrees that the Company shall not be deemed to be in breach of its obligations under, or in violation of the provisions of, any such agreement by virtue of having made such payments in the foregoing manner.

b.                                      If Pledgor shall become entitled to receive, in connection with any of the Collateral, any:

(i)                                     Units, including, without limitation, any certificates, representing a dividend or distribution or issued in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or partnership units, stock or partnership units split, spin-off, or split-off;

(ii)                                  Options, warrants, rights or other securities or instruments, whether as an addition to, or in substitution or in exchange for, any of the Collateral, or otherwise;

(iii)                               Dividends or distributions payable in property other than cash, including securities issued by other than the issuer of any of the Collateral; or

(iv)                              Any sums paid in redemption of any of the Collateral, then the Company shall deliver the same to the Account to be held by [                                                ] as part of the Collateral for the benefit of Lender. Any amounts paid to the Account for the benefit of Lender or its designee as contemplated by the terms of the foregoing shall be treated as amounts paid or distributed to Pledgor for all purposes of the LLC Agreement, or other agreement pursuant to which the payment or distribution is made or is required to be made and shall be deemed to satisfy the obligations of the Company to make such payment thereunder. Pledgor hereby agrees that the Company shall not be deemed to be in breach of its obligations under, or in violation of the provisions of, any such agreement by virtue of having made such payments in the foregoing manner.

3

5.             Rights upon Default.

a.                                      Redemption of Pledged Units; Foreclosure. In addition to the rights otherwise set forth in this Agreement (or as set forth under any other agreement, document or instrument, or under applicable law), upon delivery of written notice from the Lender to the Company and Pledgor of the occurrence of one or more Defaults, Company and Lender, as applicable, shall thereupon and thereafter during the continuance thereof have the right to do or cause to be done any one or more of the following:

(i)            Foreclosure. Subject to the terms and conditions of the Loan, Lender shall have the right to foreclose on or acquire the entire interest of Pledgor in all or any portion of any Pledged Units owned by Pledgor, by foreclosure or in any other manner. In the event that Lender elects to exercise its rights under this Section 5.a.i, Lender shall deliver to the Company a notice of its intent to do so no later than ten (10) business days prior to the date of any sale, public or private, or of any transfer in lieu of foreclosure, and the Company (without limitation on its own right, under applicable law, to participate in any sale or other disposition of any of the Collateral) shall reasonably cooperate, at no expense to itself, with Lender in completing its foreclosure on the affected Pledged Units in compliance with applicable laws.

(ii)           Redemption of Pledged Units. Company shall, upon receiving notice of a foreclosure, have the continuing right to deliver a Redemption Notice to Lender irrespective of the time periods prescribed in in Section 10.1.B of the LLC Agreement. The rights exercisable by the Company under this Section 5.a.ii may be invoked in the Company’s sole discretion, and all without further notice to or any requirement of consent by Pledgor, which hereby irrevocably and unconditionally waives any right to give any contrary instructions to the Company. The Company agrees that it will not act on any separate instructions or communications from Pledgor pertaining to the Pledged Units without the express written consent of Lender

b.                                      Lender as Assignee; Cessation of Pledgor’s Membership. Upon notice to the Company of the foreclosure of any Pledged Units,

(i)            Lender shall become an assignee of Pledgor’s LLC Interest;

(ii)           Lender shall have the right from time to time to deliver a Redemption Notice (with the Investors) in exchange for the Investor Redemption Amount as set forth in Article X of the LLC Agreement as long as the Redemption Notice meets the aggregate $3,000,000,000 threshold and any other requirement set forth in the LLC Agreement; except that Lender shall have no right to receive the Redemption Price;

(iii)          Lender shall not be entitled to transfer Pledged Units, in whole or in part;

(iv)          Pledgor shall cease to be a Member;

(v)           Lender shall not be obligated to assume, or otherwise be responsible for, any obligation Pledgor may have under the LLC Agreement or any other

4

obligation of Pledgor accrued prior to foreclosure under the LLC Agreement; provided that nothing in this subclause 5.b.(v) shall release or reduce any prior obligations of Pledgor to the Company, it being acknowledged and agreed that the Company has recourse against Pledgor only and not against Lender.

For the avoidance of doubt, Lender shall not have the right to receive the Redemption Price, nor shall the Lender have any other rights of a Member other than (i) the receipt of distributions and allocations under the terms of the LLC Agreement and (ii) the receipt of the Investor Redemption Amount as set forth in this Section 5.

6.             Representations and Warranties by the Company. The Company hereby represents and warrants to Lender that this Agreement has been duly authorized, executed and delivered by the Company, and constitutes the valid and binding obligations of the Company enforceable against it in accordance with their respective terms.

7.             Representations and Warranties by Pledgor. To its knowledge, Pledgor does not have any existing claims, defenses, setoff rights or rights of recoupment under the LLC Agreement, under any other agreement, or any law, rule or regulation, against or with respect to any obligation of the Company under the LLC Agreement or any other agreement.

8.             Liability to Pledgor. Pledgor acknowledges and understands that the Company has signed this Agreement solely as an accommodation to Pledgor. Notwithstanding anything to the contrary in this Agreement, the Company nor any of its respective officers, directors, partners, employees or agents (collectively, the “Inland Persons”) shall be liable or responsible for any loss incurred by Pledgor as a result of any act or failure to act by such Inland Person in connection with, arising out of or related to this Agreement unless such loss is finally determined by a court of competent jurisdiction to have resulted from such Inland Person’s willful misconduct or gross negligence. Pledgor assumes all risks of the acts or omissions of Lender with respect to its exercise of its rights hereunder. None of the Inland Persons shall (i) be liable or responsible for any acts or omissions of Lender or its officers, directors, partners, members, employees, affiliates, representatives or agents, including without limitation the validity of any determination by Lender that a Default has occurred or is continuing; (ii) have any responsibility for investigation into the facts and circumstances giving rise to any such determination by Lender; (iii) be liable or responsible for following the instructions of Lender in accordance with this Agreement regardless of any notice, information or instructions to the contrary received by the Company from Pledgor or any other person, including without limitation following instruction of Lender to remit distributions by the Company made in respect of the Pledged Units to Lender or the Account as directed by Lender, pursuant to Section 4 above; (iv) be deemed to have knowledge of (nor be required to know) the terms and provisions of the Loan or any related documents (other than this Agreement) or whether there is a Default or event of default under the Loan or any other related documents, and thus the Company shall be entitled to assume that there is no Default or event of default until it receives a Default Notice from the Lender and to assume that such Default or event of default is continuing until it receives a notice from the Lender that such Default or event of default (and no other Default or event of default) is no longer existing; or (v) be liable or responsible for any of the consequences of such Inland Person’s reliance on any communication or document believed by it to be genuine and

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correct and to have been communicated or signed by the person or entity by whom it purports to be communicated or signed.

9.             Separate Actions; Waiver of Statute of Limitations. The obligations of the Company and Pledgor hereunder shall be in addition to any obligations of Pledgor under the Loan. Without limiting the provisions of the Loan, a separate action or actions may be brought and prosecuted against any one or more of the parties hereto whether or not action is brought against any other person or whether any other person is joined in any such action or actions. The Company and Pledgor acknowledge that there are no conditions precedent to the effectiveness of this Agreement and that this Agreement is in full force and effect and is binding on such person as of the date hereof. To the extent permitted under applicable law, Pledgor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Lender hereby agrees that the Company shall not have any obligation or liability under the Loan or any other agreement related to the Loan except as expressly set forth herein and in the Loan Documents. Pledgor agrees that nothing set forth herein shall alter, diminish or otherwise affect its obligations under the LLC Agreement or any other agreement between Pledgor and the Company relating to the Pledged Units.

10.          Continuing Obligations.

a.             Pledgor agrees to (i) promptly pay or reimburse the Company for all out-of-pocket costs and expenses (including attorney’s fees) incurred in connection with any action requested by Lender in connection with any foreclosure of the Collateral or the exercise of any other rights or remedies of Lender under this Agreement; and (ii) indemnify and hold harmless each of the Inland Persons from and against any and all obligations, claims, losses, liabilities, damages, expenses or costs (including reasonable attorney’s fees and expenses and fees of expert witnesses) arising from or in any way connected with (x) this Agreement, or (y) the enforcement of any of the rights or remedies under this Agreement, except in the case of this clause (ii) for those arising from such Inland Person’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Upon foreclosure of the Pledged Units or the exercise of any other remedies by Lender with respect to the Pledged Units, Pledgor hereby agrees to make all payments and perform and fulfill all other obligations and liabilities pertaining to the Pledged Units or as a Member of the Company pursuant to the LLC Agreement that are not assumed by Lender or any other purchaser or transferee of the Pledged Units.

11.          Appointment as Attorney-in-Fact. Pledgor hereby appoints Lender as its true and lawful attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments either in the name of Pledgor or in the name of Lender, which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest; provided, that nothing in this section shall require Lender to take any action or execute any instruments.

12.          Notices. Any notice, demand, request or report required or permitted to be given or made to a party to this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or commercial

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courier service at its address set forth below or at such other address as such party may give notice of in accordance with the provisions of this Section:

Pledgor:

Lender:

With a copy to:	[Account Service Provider]

Company:	c/o Inland Diversified Real Estate Trust, Inc. 2901 Butterfield Road Oak Brook, Illinois 60523 Attention: Chief Financial Officer

With a copy to (which shall be for information purposes only):	c/o The Inland Real Estate Group, Inc. 2901 Butterfield Road Oak Brook, Illinois 60523 Attention: General Counsel

and to:	Inland Diversified Real Estate Trust, Inc. 2901 Butterfield Road Oak Brook, Illinois 60523 Attention: Barry Lazarus

13.          Assignments. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing contained herein, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

14.          Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the internal laws of the State of [                      ] applicable to contracts made and to be performed in that State, without regard to conflict of laws principles.

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15.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one agreement. This Agreement may be executed and delivered by facsimile.

16.          Entire Agreement; Amendments. This Agreement (including the instruments between the parties referred to herein) constitutes the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. All references to sections, subsections, clauses, exhibits and schedules shall be deemed references to such part of this Agreement, unless the context shall otherwise require. No provisions of this Agreement may be effectively waived, changed or amended, or the termination or discharge thereof agreed to or acknowledged, orally, but only by an agreement in writing signed by the party against whom the enforcement of any waiver, change, amendment, termination or discharge is sought.

17.          Headings. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

18.          Invalidity. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect.

19.          Attorneys’ Fees. In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement or any of the documents provided for herein, or the breach thereof, the prevailing party shall be entitled to recover from the losing party reasonable attorneys’ fees, expenses and costs.

[Remainder of page intentionally left blank; Signature page follows]

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In witness thereof, the parties have duly executed this Agreement as of the date first written above.

LENDER:

[ ]

By:
Name:
Title:

PLEDGOR:

[ ]

By:
Name:
Title:

COMPANY:

Inland Territory, L.L.C.,
a Delaware limited liability company

By:	Inland Territory Member, L.L.C., a
Delaware limited liability company
Its:	its Managing Member

By:
Name:
Title:

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EXHIBIT A

PLEDGED UNITS

INLAND TERRITORY, L.L.C.

Certificate Number	Units

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EXHIBIT B

INSTRUCTIONS TO REGISTER SECURITY INTEREST

To: Inland Territory, L.L.C.

c/o Inland Diversified Real Estate Trust, Inc.

Oak Brook, Illinois 60523

Attention: Chief Financial Officer

Attention: Inland Territory, L.L.C., a Delaware limited liability company (the “Company”)

As of                                   ,

You are instructed by the undersigned pledgor, [                                                , a Nevada limited liability company] (“Pledgor”), to register a security interest in the following limited liability company interests in the LLC (the “OP Units”) in the manner indicated:

1.             OP Units. The OP Units that are the subject of these Instructions to Register Security Interest are as follows:

[                            ] non-managing Class B Units owned by Pledgor and evidenced by the LLC Unit Certificate referred to on Schedule A hereto. The OP Units are pledged to [                                                                      ] (“Lender”) to secure repayment of a loan by Lender, pursuant to that certain                                                   , [dated as of the date hereof,] by and between Lender and Pledgor (as such and as may hereafter be amended, supplemented or otherwise modified from time to time, the “Loan”).

2.             Instructions. You are instructed to register the OP Units as subject to a security interest in favor of Lender, whose Taxpayer Identification No. is [                                ], and who on registration of its security interest shall become the registered secured party with respect to the OP Units. You are instructed to promptly so inform Lender of these Instructions to Register Security Interest.

3.             Confirmation of Security Interest. Pledgor has granted to Lender (and hereby confirms that Lender has) a security interest in the OP Units of Pledgor under the Limited Liability Company Agreement of Inland Territory, L.L.C., dated as of [                                        , as amended from time to time] (the “LLC Agreement”).

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4.             Distributions and Redemptions. Following receipt by the Company of an appropriate notice of default, upon the written instruction of Lender and until written instructions to the contrary are received from Lender, (i) the proceeds of any redemption or exchange of the OP Units, whether such proceeds are cash or otherwise, shall be delivered to Account No. [insert account #, c/o information, bank name and address] (the “Securities Account”) for the benefit of Lender, and (ii) all ordinary distributions, as well as all extraordinary or liquidating distributions shall be delivered to the Securities Account at [insert bank name] for the benefit of Lender.

5.             Warranties. Pledgor hereby warrants for itself that: (a) it is entitled to effect the instructions hereby given; (b) its Taxpayer Identification Number is [                                      ]; (c) Lender is a lending institution that is not an affiliate of Pledgor; and (d) the Loan constitutes a bona fide loan or extension of credit.

6.             Delivery of Certificates. These Instructions to Register Security Interest hereby serve as notice to the Company, and to any transfer agent of the OP Units, that any certificates, confirmations, documents or other writings of any kind evidencing or relating to any OP Units shall, if issued, be registered in the name of the undersigned Pledgor and delivered directly to the Securities Account at [insert bank name] for the benefit of Lender; provided, however, that if Lender at any time delivers written notice to the Company that there has been a default under the Loan, then thereafter all certificates, confirmations, documents and other writings of any kind evidencing or relating to any OP Units shall, if requested by Lender, be issued and registered in the name of Lender, or its designee, and delivered directly to the Securities Account at [                                                      ].

7.             Not an Admission to the Company. The execution and acceptance of these Instructions to Register Security Interest shall not constitute consent to the admission of Lender as a substituted member of the Company. Unless otherwise provided, the Lender shall at no time be admitted as a member of the Company.

8.             Acknowledgement and Consent. The Company, and Pledgor have entered into that certain Acknowledgement and Consent of even date herewith (the “A&C”) pursuant to which the Company has acknowledged the pledge of the OP Units by Pledgor to Lender, subject to the terms and conditions set forth therein. In the event of any inconsistencies between the terms and provisions hereof and those of the A&C, the parties hereto agree that the terms and provisions of the A&C shall govern.

[Remainder of page intentionally left blank, signature page follows]

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In witness whereof, the undersigned Pledgor has executed these Instructions to Register Security Interest as of the date first set forth above.

PLEDGOR:

[ ]

By:
Name:
Title:

ACCEPTED AND AGREED

INLAND TERRITORY, L.L.C.,
a Delaware limited liability company

By:	Inland Territory Member, a Delaware
limited liability corporation
Its:	Managing Member

By:
Name:
Title:

[TO BE SIGNED AT CLOSE]

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SCHEDULE A

14

EXHIBIT C

LLC AGREEMENT

[PLEDGOR TO PROVIDE COMPLETE AGREEMENT]

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